SENIOR INDENTURE

M-SYSTEMS FINANCE INC.

as Issuer

M-SYSTEMS FLASH DISK PIONEERS LTD.

as Guarantor

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

Dated as of March 23, 2005

$75,000,000

1.0% CONVERTIBLE SENIOR NOTES DUE 2035

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CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	5.11
(a)(2)	5.11
(a)(3)	n/a
(a)(4)	n/a
(a)(5)	5.11
(b)	5.3;5.11
(c)	n/a
311(a)	5.12
(b)	5.12
(c)	n/a
312(a)	2.10
(b)	14.3
(c)	14.3
313(a)	5.7
(b)(1)	n/a
(b)(2)	5.7
(c)	5.7; 14.2
(d)	5.7
314(a)(1),(2),(3)	9.6; 14.6
(a)(4)	9.6; 9.7; 14.6
(b)	n/a
(c)(1)	14.5
(c)(2)	14.5
(c)(3)	n/a
(d)	n/a
(e)	14.6
(f)	n/a
315(a)	5.1(a)
(b)	5.6; 14.2
(c)	5.1(b)
(d)	5.1(c)
(e)	4.14
316(a)(last sentence)	2.13
(a)(l)(A)	4.5
(a)(1)(B)	4.4
(a)(2)	n/a
(b)	4.7
(c)	7.4
317(a)(1)	4.8
(a)(2)	4.9
(b)	2.5

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TIA Section	Indenture Section
318(a)	14.1
(b)	n/a
(c)	14.1

"n/a" means not applicable.

This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

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ARTICLE 6 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE 48

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THIS SENIOR INDENTURE, dated as of March 23, 2005, among M‑Systems Finance Inc., an exempted company incorporated under the laws of the Cayman Islands, having its registered office at c/o M & C Corporate Services Limited, P O Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (the "Issuer" or the "Company"), M‑Systems Flash Disk Pioneers Ltd., a company duly organized under the laws of Israel, having its principal offices at 7 Atir Yeda St., Kfar-Saba 44425 Israel ("Guarantor"), The Bank of New York Trust Company, N.A., a national banking association, having its principal corporate trust office at 700 South Flower Street, Suite 500, Los Angeles, California 90017, as Trustee (the "Trustee"), and solely with respect to Section 14.12 of this Indenture, M‑Systems, Inc., a New York corporation.

RECITALS OF THE COMPANY AND THE GUARANTOR

The Company has duly authorized the creation of an issue of its 1.0% Convertible Senior Notes due 2035 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

The Guarantor desires to irrevocably and unconditionally guarantee the punctual payment when due, whether at maturity, upon redemption or by acceleration or otherwise, of the principal of and interest, Liquidated Damages and Additional Tax Amounts, if any, on the Securities as set forth herein (the "Guarantee").

All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

All things necessary to make the Guarantee, when the Guarantee is executed by the Guarantor and delivered hereunder and duly issued by the Guarantor and endorsed on the Securities, the valid and binding obligations of the Guarantor, and to make this Indenture a valid agreement of the Guarantor, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.        Definitions.  For all purposes of this Indenture and the Securities, the following terms are defined as follows:

"Act", when used with respect to any Holder of a Security, has the meaning specified in Section 14.04(a) hereof.

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"Acquisition Value"  of the Ordinary Shares means, for each Trading Day in the Valuation Period with respect to a Public Acquirer Change of Control, the value of the consideration paid per Ordinary Share in connection with such Public Acquirer Change of Control, as follows: (i) for any cash, 100% of the face amount of such cash; (ii) for any Public Acquirer Common Stock, 100% of the Last Reported Sale Price of such Public Acquirer Common Stock on each such Trading Day; and (iii) for any other securities, assets or property, 102% of the fair market value of such security, asset or property on each such Trading Day, as determined by two independent nationally recognized investment banks selected by the Guarantor for this purpose and approved by the Trustee.

"ADRs", or American Depositary Receipts, means any certificates issued by a U.S. bank representing shares of a foreign stock.

"Additional Stock" has the meaning specified in Section 12.04(h) hereof.

"Additional Tax Amounts" has the meaning specified in Section 9.07 hereof.

"Add On Securities" means any Securities originally issued after the date hereof pursuant to Section 2.22, including any replacement Securities as specified in the relevant Add On Security Board Resolutions or Add On Security Supplemental Indenture issued therefor in accordance with this Indenture.

"Add On Security Board Resolution" means Board Resolutions providing for the issuance of Add On Securities.

"Add On Security Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company, the Guarantor and the Trustee pursuant to Section 2.22 providing for the issuance of Add On Securities.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Bankruptcy Law" means title 11 of the U.S. Code or any similar federal, state or foreign law, as applicable, for the relief of debtors.

"Board of Directors" means either the board of directors of the Company or the board of directors of the Guarantor or any committee thereof empowered to act for it with respect to this Indenture.

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"Board Resolution" means a resolution duly adopted by a Board of Directors, a copy of which, certified by a director, the secretary or an assistant secretary or other Officer of the Company or the Guarantor, as the case may be, to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

"Business Day", when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.

"Chief Executive Officer" means the chief executive officer of the Guarantor.

"Company" means the company named as the "Company" in the first paragraph of this Indenture until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor entity.

"Company Notice" has the meaning specified in Section 11.03 hereof.

"Company Order" means a written order signed in the name of the Company by a director or other Officer of the Company, and delivered to the Trustee.

"Conversion Agent" means any Person authorized by the Company and the Guarantor to convert Securities in accordance with Article 12 hereof.

"Conversion Price" as of any day will equal $1,000 divided by the Conversion Rate as of such date.

"Conversion Rate" has the meaning specified in Section 12.01(c) hereof.

"Corporate Trust Office" means for purposes of presentation or surrender of Securities for payment, registration, transfer, exchange or conversion or for service of notices or demands upon the Company or for any other purpose of this Indenture, the office of The Bank of New York Trust Company, N.A. (which at the Issue Date is located at 700 South Flower Street, Suite 500, Los Angeles, California 90017).

"Current Market Price" has the meaning specified in Section l2.04(g)(1).

"Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

"Default" means an event which is, or after notice or lapse of time or both would be, an Event of Default.

"Defaulted Interest" has the meaning specified in Section 2.17 hereof.

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"Depositary" means The Depository Trust Company, its nominees and their respective successors.

"Dollar", "U.S. Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

"DTC Participants" has the meaning specified in Section 2.08 hereof.

"Effective Date" has the meaning specified in Section 12.04(h) hereof.

"Event of Default" has the meaning specified in Section 4.01 hereof.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Expiration Time" has the meaning specified in Section 12.04(f) hereof.

"fair market value" has the meaning specified in Section 12.04(g) hereof.

"Fundamental Change" means the occurrence of any of the following after the Issue Date:

●       the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, share exchange, combination, merger or other acquisition transaction or series of transactions of shares of the Guarantor`s share capital entitling that person to exercise 50% or more of the total voting power of all of the Guarantor`s share capital entitled to vote generally in elections of directors, other than any acquisition by the Guarantor, any of the Guarantor`s subsidiaries or any of the Guarantor`s or its subsidiaries` employee benefit plans;

●       (a) consummation of any share exchange, consolidation, combination, or merger by the Guarantor  with any person pursuant to which the Guarantor`s Ordinary Shares are converted into cash, securities or other property, or any sale, lease or direct or indirect transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Guarantor and its subsidiaries taken as a whole to any person (other than a subsidiary of the Guarantor); provided, however, that, in each case under this clause (a), any transaction where the holders of the Guarantor`s Ordinary Shares immediately prior to such transaction have entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing, surviving or transferee corporation immediately after such transaction shall not constitute a Fundamental Change; or (b) a change in the composition of the Board of Directors of the Guarantor, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been members of the Guarantor`s Board of Directors on the corresponding calendar day of the second preceding year (the "Original Directors")

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or (ii) were nominated for election or appointed to the Board of Directors of the Guarantor by a majority of the aggregate of the Original Directors and other directors nominated or appointed in the manner described in this clause (ii)(i.e., nominated or appointed by not less than a majority of the incumbent or continuing directors at the time of such nomination or appointment);

●       the Guarantor`s Ordinary Shares (or other share capital into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on the NASDAQ National Market; or

●       the Guarantor or its shareholders pass a resolution approving a plan of liquidation, dissolution or winding-up of the Guarantor;

However, a Fundamental Change will not be deemed to have occurred if:

●       the Last Reported Sale Price per Ordinary Share for any five Trading Days within the period of 10 consecutive Trading Days beginning immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change (in the case of a Fundamental Change described under the first bullet point above or under (b) of the second bullet point above) or the period of 10 consecutive Trading Days ending immediately before the Fundamental Change (in the case of a Fundamental Change described under (a) of the second bullet point above) shall equal or exceed 110% of the Conversion Price of the Securities in effect on the date of the Fundamental Change or the public announcement of the Fundamental Change, as applicable (the "110% trading price exception");or

●       in the case of a Fundamental Change described under (a) of the second bullet point above, at least 90% of the consideration (excluding cash payments for fractional shares and cash payment made in respect of dissenters` appraisal rights) in the transaction or transactions constituting the Fundamental Change consists of securities that are or will be traded on a U.S. national securities exchange or quoted on the NASDAQ National Market.

The beneficial owner shall be determined in accordance with Rule 13d‑3 under the Exchange Act.  The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

"Fundamental Change Purchase Notice" has the meaning specified in Section 11.03(b)(i).

"Global Security" has the meaning specified in Section 2.02 hereof.

"Group" means the Guarantor and all its direct and indirect wholly owned subsidiaries (disregarding a nominal percentage of directors` qualifying and similar shares required to be held by a Person other than the Guarantor or its subsidiaries under applicable law).

"Guarantee" means the guarantee of the Guarantor to be endorsed on the Securities authenticated and delivered hereunder.

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"guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)               to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or maintain financial statement conditions or otherwise); or
(2)               entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business.  The term "guarantee" used as a verb has a corresponding meaning.

"Guarantor" means the Person named as the "Guarantor" in the first paragraph of this Indenture until a successor Person shall have become such Guarantor pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor Person.

"Holder", when used with respect to any Security, including the Global Security, means the Person in whose name the Security is registered in the Register.

"Indebtedness", when used with respect to any Person, and without duplication means:

(1)               all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person, in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;
(2)               all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers` acceptances, surety bonds, performance bonds or other guaranty of contractual performance;
(3)               all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such

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Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;
(4)               all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;
(5)               all direct or indirect guarantees or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4);
(6)               any indebtedness or other obligations described in clauses (1) through (4) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and
(7)               any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6).

"Indenture" means this senior instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

"Initial Purchasers" means Citigroup Global Markets Inc., CIBC World Markets Corp, C.E. Unterberg, Towbin, Thomas Weisel Partners LLC and WR Hambrecht + Co, LLC.

"Interest Payment Date" means each of March 15 and September 15.

"Interest Rate" means 1.0% per annum.

"Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

"IRS" has the meaning specified in Section 9.11 hereof.

"Issue Date" means March 23, 2005.

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"Last Reported Sale Price" of any security on any date means the closing sale price per such security (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which such security is traded or, if such security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market or Small Cap Market.  If such security is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market or Small Cap Market on the relevant date, the "Last Reported Sale Price" will be the last quoted bid price for such security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated, Pink Sheets LLC or similar organization.  If such security is not so quoted, the "Last Reported Sale Price" will be the average of the midpoint of the last bid and asked prices for such security on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Guarantor for this purpose and approved by the Trustee.

"Liquidated Damages" means all Registration Default Damages, if any, payable pursuant to, and as defined in, Section 7 of the Registration Rights Agreement.

"Majority Owned" means having "beneficial ownership" (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity`s capital stock that are entitled to vote generally in the election of directors.  "Majority Owner" has the correlative meaning.

"Maturity" means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a Purchase Right or a Put Purchase Right or otherwise.

"Nasdaq National Market" means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

"NIS" means New Israeli Shekel.

"Non Stock Change of Control" has the meaning specified in Section 12.04(h) hereof.

"Non-Electing Share" has the meaning specified in Section 12.11 hereof.

"Officer" of the Company or the Guarantor means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Vice President, the Secretary or any Assistant Secretary of such Person and, with respect to the Company, a director.

"Officer`s Certificate" means in the case of the Company or the Guarantor, a certificate signed by an Officer of the Company or the Guarantor, as applicable, and delivered to the Trustee.

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"Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company and/or the Guarantor (and may include directors or employees of the Company and/or the Guarantor) and which opinion is acceptable to the Trustee, which acceptance shall not be unreasonably withheld or delayed.

"Optional Redemption" has the meaning specified in Section 10.01(b) hereof.

"Optional Redemption Date" means the date on which the Securities are to be redeemed pursuant to an Optional Redemption.

"Optional Redemption Price" has the meaning specified in Section 10.01(b) hereof.

"Ordinary Shares" means the ordinary shares of the Guarantor, par value NIS 0.001 per share.

"Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except Securities:

(1)               previously canceled by the Trustee or delivered to the Trustee for cancellation, or converted pursuant to this Indenture;
(2)               for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and
(3)               which have been paid, in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

"Paying Agent" has the meaning specified in Section 2.05 hereof.

"Person" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

"PFIC" has the meaning specified in Section 9.11 hereof.

"Physical Securities" has the meaning specified in Section 2.02 hereof.

"Place of Conversion" means any city in which any Conversion Agent is located.

"Place of Payment" means any city in which any Paying Agent is located.

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"Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.12 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

"Provisional Redemption Date" means the date on which the Securities are to be redeemed pursuant to a Provisional Redemption.

"Provisional Redemption Price" has the meaning specified in Section 10.01 hereof.

"Public Acquirer Change of Control" means any event constituting a Non Stock Change of Control in which the acquirer has a class of common stock, ordinary shares or other common equity, or ADRs, traded on any U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Non Stock Change of Control (the "Public Acquirer Common Stock").  If an acquirer does not itself have a class of common stock, ordinary shares or other common equity, or ADRs, satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a Person that directly or indirectly is the Majority Owner of the acquirer has a class of common stock, ordinary shares or other common equity, or ADRs, satisfying the foregoing requirement; in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock, ordinary shares or other common equity, or ADRs.

"Purchase Agreement" means the Purchase Agreement, dated March 17, 2005, among the Company, the Guarantor and the Initial Purchasers.

"Purchase Date" has the meaning specified in Section 11.01 hereof.

"Purchase Notice" has the meaning specified in Section 11.02 hereof.

"Purchase Price" has the meaning specified in Section 11.01 hereof.

"Purchase Right" has the meaning specified in Section 11.01 hereof.

"Purchased Shares" has the meaning specified in Section 12.04(f) hereof

"Put Purchase Date" has the meaning specified in Section 11.02 hereof.

"Put Purchase Price" has the meaning specified in Section 11.02 hereof.

"Put Purchase Right" has the meaning specified in Section 11.02 hereof.

"QEF" has the meaning specified in Section 9.11 hereof.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

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"Record Date" means either a Regular Record Date or a Special Record Date, as the case may be, provided that, for purposes of Section 12.04 hereof, Record Date has the meaning specified in Section 12.04(g) hereof.

"Redemption Date", when used with respect to any Security to be redeemed, means the Optional Redemption Date, in the event of an Optional Redemption, or the Provisional Redemption Date, in the event of a Provisional Redemption.

"Redemption Price", when used with respect to any Security to be redeemed, means the Optional Redemption Price, in the event of an Optional Redemption, or the Provisional Redemption Price, in the event of a Provisional Redemption.

"Reference Period" has the meaning specified in Section 12.04(d) hereof.

"Register" has the meaning specified in Section 2.05 hereof.

"Registrar" has the meaning specified in Section 2.05 hereof.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 23, 2005, among the Company and the Initial Purchasers.

"Regular Record Date" for the interest on the Securities (including Liquidated Damages and Additional Tax Amounts, if any) payable means the March 1 (whether or not a Business Day) next preceding a March 15 Interest Payment Date and the September 1 (whether or not a Business Day) next preceding a September 15 Interest Payment Date.

"Regulation S" means Regulation S promulgated under the Securities Act.

"Regulation S Global Security" means a Global Security representing Securities offered and sold to non-U.S. persons outside the United States of America in reliance on Regulation S.

"Responsible Officer", when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer`s knowledge of and familiarity with the particular subject.

"Restricted Period" means the applicable distribution compliance period under Regulation S.

"Restricted Securities" means the Securities defined as such in Section 2.03 hereof.

"Restricted Securities Legend" has the meaning specified in Section 2.03(a) hereof.

"Rule 144" means Rule 144 under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

"Rule 144A" means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

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"SEC" means the Securities and Exchange Commission.

"Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company."

"Securities Act" means the Securities Act of 1933, as amended.

"Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.17 hereof.

"Stated Maturity" means the date specified in any Security as the fixed date for the payment of principal on such Security or on which an installment of interest (including Liquidated Damages and Additional Tax Amounts, if any) on such Security is due and payable.

"Stock Price" has the meaning specified in Section 12.04(h) hereof.

"Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person.  For the purposes of this definition only, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

"TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the Issue Date; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

"Trading Day" means a day during which trading in securities generally occurs on The New York Stock Exchange or, if the security is not then listed on The New York Stock Exchange, on the principal other national or regional securities exchange on which the security is then listed or, if the security is not then listed on a national or regional securities exchange, on the Nasdaq National Market or, if the security is not then quoted on the Nasdaq National Market, on the principal other market on which the security is traded.

"Transfer" has the meaning specified in Section 2.03 hereof

"Transfer Agent" means any Person, which may be the Company, authorized by the Company or the Guarantor to exchange or register the transfer of Securities.

"Trigger Event" has the meaning specified in Section 12.04(d) hereof.

"Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

"U.S. Person" has the meaning specified in Regulation S.

"Valuation Period" has the meaning specified in Section 12.04(i)(2) hereof.

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"Vice President", when used with respect to the Company or the Guarantor, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

Section 1.02.        Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

(i)                  "indenture securities" means the Securities;

(ii)                "indenture security holder" means a Holder;

(iii)               "indenture to be qualified" means this Indenture;

(iv)              "indenture trustee" or "institutional trustee" means the Trustee; and

(v)                "obligor" on the Securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.03.        Rules of Construction.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)                  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)                all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

(iii)               the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

Section 2.01.        Title and Terms.  The Securities shall be known and designated as the "1.0% Convertible Senior Notes due 2035" of the Company.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $75,000,000 (or $100,000,000 if the option set forth in Section 2(b) of the Purchase Agreement is exercised in full),

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except for Add On Securities issued in accordance with Section 2.22 and securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.03, 2.07, 2.08, 2.09, 2.12, 2.14, 7.05, 10.07, 11.01 or 12.02 hereof.  The Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

The Securities shall mature on March 15, 2035.

Interest shall accrue from March 23, 2005 at the Interest Rate until the principal thereof is paid or made available for payment.  Interest (including Liquidated Damages and Additional Tax Amounts, if any) shall be payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2005.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month, and for such periods of less than a month, the actual number of days elapsed over a 30-day month.

Subject to Section 2.17, a Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest (including Liquidated Damages and Additional Tax Amounts, if any) on such Security on the corresponding Interest Payment Date.

A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest (including Liquidated Damages and Additional Tax Amounts, if any) on the principal amount of such Security on such Interest Payment Date, notwithstanding the conversion of such Security prior to such Interest Payment Date.  However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest (excluding Liquidated Damages and Additional Tax Amounts, if any) on the principal amount of such Security so converted (but excluding any Defaulted Interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion.  Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.04 hereof on a Redemption Date after such Regular Record Date and on or prior to the next succeeding Interest Payment Date (or on or between March 15, 2008 and March 20, 2008 or on or between March 15, 2010 and March 20, 2010), or (b) with respect to which the Company has specified a Purchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date in either case, shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

Principal of and interest on, Global Securities shall be payable to the Depositary in immediately available funds.

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Principal on Physical Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee.  Interest on Physical Securities will be payable by (i) U.S. Dollar check drawn on a bank located in the city where the Corporate Trust Office of the Trustee is located mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds.

The Securities shall be redeemable at the option of the Company as provided in Article 10 hereof.

The Securities shall have the Purchase Rights exercisable at the option of Holders as provided in Article 11 hereof.

The Securities shall be convertible as provided in Article 12 hereof.

Section 2.02.        Form of Securities.  The Securities and the Trustee`s certificate of authentication to be borne by such Securities shall be substantially in the form annexed hereto as Exhibit A, which is incorporated in and made a part of this Indenture.  The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

The Securities will be offered and sold only to QIBs in reliance on Rule 144A and outside the United States in accordance with Regulation S and shall be issued initially only in the form of one or more permanent Global Securities (each, a "Global Security") in registered form without interest coupons.  The Global Securities shall be:

(1)               duly executed by the Company and authenticated by the Trustee as hereinafter provided;
(2)               shall have endorsed thereon the Guarantees executed by the Guarantor;
(3)               registered in the name of the Depositary (or its nominee) for credit to the respective accounts of the Holders at the Depositary; and
(4)               deposited with the Trustee, as custodian for the Depositary.

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The Global Securities shall be substantially in the form of Security set forth in Exhibit A annexed hereto (including the text and schedule called for by footnotes 1 and 2 thereto).  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee as required by Section 2.09, as custodian for the Depositary (or its nominee), in accordance with the instructions given by the Holder thereof, as hereinafter provided.

Securities issued in exchange for interests in the Global Securities pursuant to Section 2.08(d) hereof shall be issued in the form of permanent definitive Securities (the "Physical Securities") in registered form without interest coupons.  The Physical Securities shall be substantially in the form set forth in Exhibit A annexed hereto and shall be duly executed by the Company, authenticated and delivered by the Trustee and shall have endorsed thereon the Guarantees executed by the Guarantor.

The Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.03.        Legends.  (a) Restricted Securities Legends.  Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.03(a)(i) or Section 2.03(a)(ii) (each, a "Restricted Securities Legend"), as the case may be, and such legend shall not be removed except as provided in Section 2.03(a)(iii).  Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(a)(i) (together with any Ordinary Shares issued upon conversion of the Securities and required to bear the Restricted Securities Legend set forth in Section 2.03(a)(ii), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.03(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder`s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

As used in Section 2.03(a), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(i)                  Restricted Securities Legend for Securities.  Except as provided in Section 2.03(a)(iii), until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Ordinary Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.03(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED,

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SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF M‑SYSTEMS FINANCE INC. AND M-SYSTEMS FLASH DISK PIONEERS LTD. THAT (A) THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE l44A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE l44A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (B) THE HOLDER WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY ORDINARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESTRICTIONS REFERRED TO IN (A) AND (B) ABOVE.

(ii)                Restricted Securities Legend for Ordinary Shares Issuable upon Conversion of the Securities.  Except as provided in Section 2.03(a)(iii), until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Ordinary Shares issuable upon conversion of a Security shall bear a Restricted Securities Legend in substantially the following form:

THE ORDINARY SHARES EVIDENCED HEREBY (OR THEIR PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT").  THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF M‑SYSTEMS FINANCE INC. AND M-SYSTEMS FLASH DISK PIONEERS LTD.

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THAT (A) THE ORDINARY SHARES EVIDENCED HEREBY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IF AVAILABLE, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (B) THE HOLDER WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THESE ORDINARY SHARES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE ORDINARY SHARES EVIDENCED HEREBY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) AND (B) ABOVE.

(iii)               Removal of the Restricted Securities Legends.  Each Security or Ordinary Shares issued upon conversion of such Security shall bear the Restricted Securities Legend set forth in Section 2.03(a)(i) or 2.03(a)(ii), as the case may be, until the earlier of:

(A)              the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision);
(B)              such Security or Ordinary Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale); or
(C)              such Ordinary Shares have been issued upon conversion of Securities that have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale).

The Holder must give notice thereof to the Trustee and any transfer agent for the Ordinary Shares, as applicable.

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Notwithstanding the foregoing, the Restricted Securities Legend may be removed if there is delivered to the Company and the Guarantor, such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company or the Guarantor, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security will not violate the registration requirements of the Securities Act.  Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company and the Guarantor, shall authenticate and deliver in exchange for such Securities another Security or Securities having an equal aggregate principal amount that does not bear such legend.  If the Restricted Securities Legend has been removed from a Security as provided above, no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Company or the Guarantor has reasonable cause to believe that such other Security is a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

Any Security (or security issued in exchange or substitution thereof) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(a)(i) as set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.07 hereof, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.03(a)(i).

Any such Ordinary Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(a)(ii) as set forth therein have been satisfied may, upon surrender of the certificates representing such Ordinary Shares for exchange in accordance with the procedures of the transfer agent for the Ordinary Shares, be exchanged for a new certificate or certificates for a like aggregate number of Ordinary Shares, which shall not bear the Restricted Securities Legend required by Section 2.03(a)(ii).

(b)               Global Security Legend.  Each Global Security shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO M‑SYSTEMS FINANCE INC. (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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Section 2.04.        Execution, Authentication, Delivery and Dating.  An Officer of the Company shall execute the Securities on behalf of the Company by manual or facsimile signature.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities (including any Officer`s Certificate required to be provided under Section 14.05 hereof), and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.05.        Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent").  The Registrar shall keep a register of the Securities (the "Register") and of their transfer and exchange.  The Company may appoint one or more co-Registrars and one or more additional Paying Agents for the Securities.  The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any additional registrar.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(i)                  hold all sums held by it for the payment of the principal of or interest (including Liquidated Damages and Additional Tax Amounts, if any) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

(ii)                give the Trustee notice of any Default by the Company in the making of any payment of principal or interest (including Liquidated Damages and Additional Tax Amounts, if any); and

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(iii)               at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company shall give prompt written notice to the Trustee of the name and address of any Paying Agent who is not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act:

(i)                  as Paying Agent in connection with redemptions, offers to purchase and discharges, as otherwise specified in this Indenture, and

(ii)                as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

The Company hereby initially appoints the Trustee as Registrar and Paying Agent for the Securities.

Section 2.06.        Paying Agent to Hold Assets in Trust.  Not later than 12:00 Noon (New York City time) on each due date of the principal and interest (including Liquidated Damages and Additional Tax Amounts, if any) on any Securities, the Company shall deposit with one or more Paying Agents money in immediately available funds sufficient to pay such principal and interest (including Liquidated Damages and Additional Tax Amounts, if any) so becoming due.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee.

If the Company shall act as a Paying Agent, it shall, prior to or on each due date of the principal of or interest (including Liquidated Damages and Additional Tax Amounts, if any) on any of the Securities, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay the principal or interest (including Liquidated Damages and Additional Tax Amounts, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

Section 2.07.        General Provisions Relating to Transfer and Exchange.  The Securities are issuable only in registered form.  A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.  Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book-entry.

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Notwithstanding the foregoing, in the case of a Restricted Security, a beneficial interest in a Global Security being transferred in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144A and Regulation S may only be transferred for a Physical Security.

When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder).  Subject to Section 2.04 hereof, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar`s request.  No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.14, 7.05 or 10.07 hereof).

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

(i)                  for a period of 15 Business Days prior to the day of mailing of a notice of redemption of Securities under Article 10 hereof;

(ii)                selected for redemption or, if a portion of any Security is selected for redemption, such portion thereof selected for redemption; or

(iii)               surrendered for conversion or, if a portion of any Security is surrendered for conversion, such portion thereof surrendered for conversion, or for which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn.

Each Holder of a Security agrees to indemnify the Company, the Guarantor, and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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Section 2.08.        Book-entry Provisions for the Global Securities.  (a) The Global Securities initially shall:

(i)                  be registered in the name of the Depositary (or a nominee thereof);

(ii)                be delivered to the Trustee as custodian for such Depositary; and

(iii)               bear the Restricted Securities Legend as set forth in Section 2.03(a)(i) hereof.

Members of, or participants in, the Depositary ("DTC Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the DTC Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

(b)               The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(c)                A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered.  Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.09 hereof.

(d)               If at any time:

(i)                  the Depositary notifies the Company in writing that it is no longer willing or able to continue to act as Depositary for the Global Securities, or the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depositary for the Global Securities is not appointed by the Company within 90 days of such notice or cessation;

(ii)                the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in definitive registered form under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities; or

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(iii)               an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Securities in exchange for such Global Security or Global Securities, the Depositary shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officer`s Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Physical Securities of like tenor as that of the Global Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities.  Such Physical Securities shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities (or any nominees thereof).

Notwithstanding the foregoing, in connection with any such surrender and subsequent exchange pursuant to Sections 2.07 and 2.08 hereof, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred.

Section 2.09.        Special Transfer Provisions.  Unless a Security is transferred after the time period referred to in Rule 144(k) under the Securities Act or otherwise sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale), the following provisions shall apply.

With respect to the registration of any proposed transfer of Securities to a QIB in accordance with Rule 144A:

(i)                  if the Securities to be transferred consist of an interest in the Global Securities, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary; and

(ii)                if the Securities to be transferred consist of Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided on the form of Security stating or has otherwise advised the Company and the Registrar in writing that:

(A)              it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution;
(B)              it and any such account is a QIB within the meaning of Rule l44A;
(C)              it is aware that the sale to it is being made in reliance on Rule 144A;

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(D)              it acknowledges that it has received such information regarding the Company and the Guarantor as it has requested pursuant to Rule 144A or has determined not to request such information; and
(E)               it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

With respect to the registration of any proposed transfer of Securities to a person who is not a U.S. Person in an offshore transaction in accordance with Regulation S:

(i)                  if the Securities to be transferred consist of an interest in the Global Securities, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary; and

(ii)                if the Securities to be transferred consist of Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Regulation S to a transferee who has signed the certification provided for on the form of Security stating or has otherwise advised the Company and the Registrar in writing that:

(A)              the transfer is not being made to a person in the United States and (1) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;
(B)              no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act;
(C)              the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(D)              if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person.

By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture.  The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture.

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The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer.  In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company and the Guarantor such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, however, that the Registrar shall not be required to determine (but may rely on a determination made by the Company and the Guarantor with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.08 hereof or this Section 2.09.  The Company and the Guarantor shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.10.        Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as the case may be.

Section 2.11.        Persons Deemed Owners.  The Company, the Trustee and any agent of the Company or the Trustee may treat the registered Holder of a Global Security as the absolute owner of such Global Security for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

Section 2.12.        Mutilated, Destroyed, Lost or Stolen Securities.  If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there is delivered to the Company and the Trustee

(i)                  evidence to their satisfaction of the destruction, loss or theft of any Security, and

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(ii)                such security or indemnity as may be required by them to save each of them and any agent of either of them harmless,

then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the condition set forth in the preceding paragraph.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.13.        Treasury Securities.  In determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only such Securities of which the Trustee has received written notice and are so owned shall be so disregarded.

Section 2.14.        Temporary Securities.  Pending the preparation of Securities in definitive form, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Securities (printed or lithographed).  Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company.  Every such temporary Security shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in definitive form.

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Without unreasonable delay, the Company will execute and deliver to the Trustee Securities in definitive form (other than in the case of Securities in global form) and thereupon any or all temporary Securities (other than any such Securities in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 9.02 and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of Securities in definitive form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in definitive form authenticated and delivered hereunder.

Section 2.15.        Cancellation.  All securities surrendered for payment, redemption, purchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  All Securities so delivered shall be canceled promptly by the Trustee, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of such cancelled securities in accordance with its customary procedures.  If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation.

Section 2.16.        CUSIP Numbers.  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.17.        Defaulted Interest.  If the Company fails to make a payment of interest (including Liquidated Damages and Additional Tax Amounts, if any) on any Security when due and payable ("Defaulted Interest"), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner.  It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent Special Record Date.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security.  The Company shall fix any such Special Record Date and payment date for such payment.  At least 15 days before any such Special Record Date, the Company shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date, and amount of such interest (and such Liquidated Damages and Additional Tax Amounts, if any) to be paid.

Section 2.18.        Rule 144A and Regulation S.  The Company and the Guarantor agree that each will refuse to register any transfer of Securities or Ordinary Shares that is not made in accordance with the provisions of Rule 144A or Regulation S under the Securities Act, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act;

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provided that this Section 2.18 shall not be applicable to any Securities or Ordinary Shares which do not bear the legend set forth in Section 2.03(a)(i) or (ii) hereof.

Section 2.19.        Form of Guarantee.  A Guarantee substantially in the following form shall be endorsed on the reverse of this Security.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.

M-Systems Flash Disk Pioneers Ltd. (the "Guarantor") hereby unconditionally and irrevocably guarantees to the Holder of this Security (i) the due and punctual payment of the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on this Security, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Security and of the Indenture and (ii) any other obligations the Company may have under the Indenture or the Registration Rights Agreement.  This Guarantee is a guarantee of payment not of collection.  The Guarantor agrees that in the case of default by the Company in the payment of any such principal or interest (including Liquidated Damages and Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same.  The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, the Indenture or the Registration Rights Agreement, any invalidity, irregularity or unenforceability of this Security (or the Indenture or the Registration Rights Agreement), any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.  The Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the Indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Security except by payment in full of the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on this Security.  An Event of Default under the Indenture or this Security shall constitute an event of default under this Guarantee, and shall entitle the Holder of this Security to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

The Guarantor shall be subrogated to all rights of the Holders of this Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed,

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indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on this Security shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, M-Systems Flash Disk Pioneers Ltd. has caused the Guarantee to be signed manually or by facsimile by its duly authorized officer.

M-SYSTEMS FLASH DISK PIONEERS LTD.

By

Name:
Title:

Section 2.20.        Guarantee of Securities.  The Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee (i) the due and punctual payment of the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on the Securities, and all other payment obligations of the Company owed under this Indenture when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of such Securities and of this Indenture and (ii) any other obligations the Company may have under this Indenture or the Registration Rights Agreement.  The Guarantor agrees that in case of default by the Company in the payment of any such principal or interest (including Liquidated Damages and Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same.  The Guarantee set forth in this Section 2.20 is a guarantee of payment and not of collection.  The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of any such Securities, any modification of any such Security, this Indenture, or the Registration Rights Agreement, any invalidity, irregularity or unenforceability of any such Securities, this Indenture or the Registration Rights Agreement, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of any such Securities or the Trustee or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

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The Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged as to any such Security except by payment in full of the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on such Security.

The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantee or this Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder  (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on all Securities issued hereunder shall have been paid in full.

The Guarantor hereby agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on any Security a notation of such Guarantee.

The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee shall not constitute a fraudulent transfer or conveyance for the purposes of title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other applicable federal, state or foreign law similar to any of the foregoing.  To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under this Section 2.20 shall be limited to such maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance under applicable federal, state or foreign law.

An Event of Default under this Indenture shall constitute an event of default under the Guarantee, and shall entitle the Holder of the Security to accelerate the obligations of the Guarantor thereunder in the same manner and to the same extent as the obligations of the Company.

The Guarantee set forth in this Section shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee.

Section 2.21.        Execution of Guarantee.  To evidence its Guarantee specified in Sections 2.19 and 2.20 to the Holders of Securities, the Guarantor hereby agrees to execute the Guarantee in substantially the form recited in Section 2.19 above to be endorsed on each Security.

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If the Company shall execute Physical Securities in accordance with Section 2.08, the Guarantor shall execute the Guarantees in substantially the form recited in Section 2.19 above to be endorsed on each such Security.  Such Guarantees shall be executed on behalf of the Guarantor by its Officer.  The signature of any Officer of the Guarantor on the Guarantee may be manual or facsimile.

If an Officer of the Guarantor whose signature is on this Indenture or the Guarantee endorsed on a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Guarantor`s Guarantee and such Security shall be valid nevertheless.

Section 2.22.        Add On Securities.  The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes ("Add On Securities") having terms identical to those of the Outstanding Securities, except that Add On Securities:

(i)                  may have a different issue date from other Outstanding Securities;

(ii)                may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Securities; and

(iii)               may have terms specified in the Add On Security Board Resolutions or Add On Security Supplemental Indenture for such Add On Securities making appropriate adjustments to this Article 2 and Exhibit A (and related definitions) applicable to such Add On Securities in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Add On Securities, which are not adverse in any material respect to the Holder of any Outstanding Securities (other than such Add On Securities) and which shall not affect the rights or duties of the Trustee.

In authenticating any Add On Securities, and accepting the additional responsibilities under this Indenture in relation to such Add On Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

(iv)              the Add On Security Board Resolutions or Add On Security Supplemental Indenture relating thereto;

(v)                an Officer`s Certificate complying with Section 14.05; and

(vi)              Opinions of Counsel complying with Section 14.05 stating,

(1)               that the forms of such Securities have been established by or pursuant to Add On Security Board Resolutions or by an Add On Security Supplemental Indenture, as permitted by this Section 2.22 and in conformity with the provisions of this Indenture;
(2)               that the terms of such Securities have been established by or pursuant to Add On Security Board Resolutions or by an Add On Security Supplemental Indenture, as permitted by this Section 2.22 and in conformity with the provisions of this Indenture;

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(3)               that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any customary conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company entitled to the benefits provided in the Indenture, enforceable in accordance with their respective terms, except to the extent that the enforcement of such obligations may be subject to bankruptcy laws or insolvency laws or other similar laws, general principles of equity and such other qualifications as such counsel shall conclude are customary or do not materially affect the rights of the Holders of such Securities;
(4)               that all laws and requirements in respect of the execution and delivery of the Securities have been complied with; and
(5)               such other matters as the Trustee may reasonably request.

If such forms or terms have been so established by or pursuant to Add On Security Board Resolutions or an Add On Security Supplemental Indenture, the Trustee shall have the right to decline to authenticate and deliver any Securities:

(1) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken;

(2) if the Trustee by its board of directors, executive committee or a committee of directors or trust officers in good faith determines that such action would expose the Trustee to personal liability to Holders of any Outstanding Securities; or

(3) if the issue of such Add On Securities pursuant to this Indenture will affect the Trustee`s own rights, duties and immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding anything in this Section 2.22, the Company may not issue Add On Securities if an Event of Default shall have occurred and be continuing.

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01.        Satisfaction and Discharge of Indenture.  When:

(a)                The Company shall deliver to the trustee for cancellation all Securities previously authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not previously canceled, or

(b)               (i) All the Securities not previously canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and

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(i)                  The Company shall deposit with the Trustee, in trust, cash in U.S. dollars which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient to pay principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on all of the Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not previously canceled or delivered to the Trustee for cancellation, on the dates such payments of principal and interest (including Liquidated Damages and Additional Tax Amounts, if any) are due to such date of maturity or redemption, as the case may be, and if, in the case of either clause (a) or (b), the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to:  (A) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (B) rights hereunder of Holders to receive payments of principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and (C) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officer`s Certificate and an Opinion of Counsel as provided in Section 14.05 hereof and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, that the Company shall reimburse the Trustee for all amounts due the Trustee under Section 5.08 hereof and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 3.02.        Deposited Monies to Be Held in Trust.  Subject to Section 3.03 hereof, all monies deposited with the Trustee pursuant to Section 3.01 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (including Liquidated Damages and Additional Tax Amounts, if any).  All monies deposited with the Trustee pursuant to Section 3.01 hereof (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon request of the Company.

Section 3.03.        Return of Unclaimed Monies.  The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal or interest (including Liquidated Damages and Additional Tax Amounts, if any) that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

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ARTICLE 4
DEFAULTS AND REMEDIES

Section 4.01.        Events of Default.  An "Event of Default" with respect to the Securities occurs when any of the following occurs (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                the Company fails to pay when due the principal on any of the Securities when it becomes due and payable, at Maturity, upon redemption or exercise of a Purchase Right or Put Purchase Right or otherwise; or

(b)               the Company fails to pay an installment of interest (including Liquidated Damages and Additional Tax Amounts, if any) on any of the Securities when it becomes due and payable and such default continues for a period of 30 days; or

(c)                the Guarantor fails to perform its obligations under the Guarantee; or

(d)               the Guarantor fails to deliver Ordinary Shares when those Ordinary Shares are required to be delivered following conversion of a Security in accordance with Article 12, and that failure continues for 10 days; or

(e)                either the Company or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company or the Guarantor, respectively, to remedy the same, shall have been given to the Company and the Guarantor by the Trustee or to the Company and the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

(f)                 (i) the Company or the Guarantor fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness of the Company or the Guarantor for borrowed money in an amount in excess of $10,000,000 or (ii) there is an acceleration of any Indebtedness of the Company or the Guarantor for borrowed money in an amount in excess of $10,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company and the Guarantor by the Trustee or to the Company and the Guarantor and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

(g)                either the Guarantor or the Company fails, within 30 days after the occurrence of a Fundamental Change, to give to each Holder of Securities notice pursuant to Section 11.03 hereof; or

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(h)                the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable U.S. federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(i)                  the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable U.S. federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or the Guarantor to the entry of a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Guarantor, or the filing by the Company or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal, state or foreign law, or the consent by the Company or the Guarantor to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of its property, or the making by the Company or the Guarantor of an assignment for the benefit of creditors, or the admission by the Company or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Guarantor expressly in furtherance of any such action.

Section 4.02.        Acceleration of Maturity; Rescission and Annulment.  If an Event of Default with respect to Outstanding Securities (other than an Event of Default specified in Section 4.01(h) or 4.01(i) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all Outstanding Securities plus any accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) to the date of payment.  Upon a declaration of acceleration, such principal and accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 4.01(h) or 4.01(i) hereof occurs, all unpaid principal of and accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) on the Outstanding Securities shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

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The Holders of a majority in aggregate principal amount of the Outstanding Securities by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

(i)                  all existing Events of Default, other than the nonpayment of principal of or interest (including Liquidated Damages and Additional Tax Amounts, if any) on the Securities which has become due solely because of the acceleration, have been remedied, cured or waived, and

(ii)                the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 4.01(e) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 4.01(e) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled.  No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 4.03.        Other Remedies.  If an Event of Default with respect to Outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities.

The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Securities, even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 4.04.        Waiver of Past Defaults.  The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Outstanding Securities or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, may, on behalf of the Holders of all of the Securities, waive an existing Default or Event of Default, except a Default or Event of Default:

(i)                  in the payment of the principal of or interest (including Liquidated Damages and Additional Tax Amounts, if any) on any Security (provided, however, that subject to Section 4.07 hereof, the Holders of a majority in aggregate principal amount of the Outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration);

(ii)                in respect of the failure to convert any Security in accordance with Article 12; or

(iii)               in respect of a covenant or provision hereof which, under Section 7.02 hereof, cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

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Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 4.05.        Control by Majority.  The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Outstanding Securities, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that:

(i)                  conflicts with any law or with this Indenture,

(ii)                the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or

(iii)               may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 4.06.        Limitation on Suit.  No Holder of any Security shall have any right to pursue any remedy with respect to this Indenture or the Securities (including instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(i)                  such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(ii)                the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to pursue the remedy;

(iii)               such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

(iv)              the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

(v)                during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

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provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 4.07.        Unconditional Rights of Holders to Receive Payment and to Convert.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date, or in the case of the exercise of a Purchase Right or Put Purchase Right, on the Purchase Date or Put Purchase Date, as applicable) and to convert such Security in accordance with Article 12, and to bring suit for the enforcement of any such payment on or after such respective dates and right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 4.08.        Collection of Indebtedness and Suits for Enforcement by the Trustee.  The Company covenants that if:

(i)                  a Default or Event of Default occurs in the payment of any interest (including Liquidated Damages and Additional Tax Amounts, if any) on any Security when such interest (including Liquidated Damages and Additional Tax Amounts, if any) becomes due and payable and such Default or Event of Default continues for a period of 30 days, or

(ii)                a Default or Event of Default occurs in the payment of the principal of any Security at the Maturity thereof,

the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.02 hereof) on such Securities for principal and interest (including Liquidated Damages and Additional Tax Amounts, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest (including Liquidated Damages and Additional Tax Amounts, if any), in each case at the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

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If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 4.09.        Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the Guarantor or the property of the Company or the Guarantor or their respective creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of overdue principal or interest (including Liquidated Damages and Additional Tax Amounts, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal and interest (including Liquidated Damages and Additional Tax Amounts, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.08.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Security, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 4.10.        Restoration of Rights and Remedies.  If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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Section 4.11.        Rights and Remedies.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.12, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.12.        Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

Section 4.13.        Application of Money Collected.  Any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal or interest (including Liquidated Damages and Additional Tax Amounts, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee;

SECOND:  To the payment of the amounts then due and unpaid for principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest (including Liquidated Damages and Additional Tax Amounts, if any), respectively; and

THIRD:  Any remaining amounts shall be repaid to the Company.

Section 4.14.        Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by such Holder`s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys` fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company or the Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the

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principal of or interest (including Liquidated Damages and Additional Tax Amounts, if any) on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption or exercise of a Purchase Right, on or after the Redemption Date) or for the enforcement of the right to convert any Security in accordance with Article 12.

Section 4.15.        Waiver of Stay or Extension Laws.  Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5
THE TRUSTEE

Section 5.01.        Certain Duties and Responsibilities.  (a) Except during the continuance of an Event of Default,

(i)                  The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of any facts stated therein).

(b)               In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person`s own affairs.

(c)                No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                  This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.01;

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(ii)                The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)               The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority in principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d)               Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

(e)                No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees and expenses of counsel).

(f)                 The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Company.  Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default or an event requiring the payment of Liquidated Damages unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 14.02 hereof, and such notice references the Securities and this Indenture.

(i)                  The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent or Registrar acting hereunder.

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Section 5.02.        Certain Rights of Trustee.  Subject to the provisions of Section 5.01 hereof and subject to Sections 315(a) through (d) of the TIA:

(i)                  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(ii)                Before the Trustee acts or refrains from acting, it may require an Officer`s Certificate.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer`s Certificate.

(iii)               The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(iv)              The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee`s conduct constitutes negligence.

(v)                The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(vi)              Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(vii)             The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(viii)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(ix)              The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 5.03.        Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or the Guarantor or any Affiliate of the Company or the Guarantor with the same rights it would have if it were not Trustee.

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However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign.  Any agent may do the same with like rights and duties.  The Trustee is also subject to Sections 5.11 and 5.12 hereof.

Section 5.04.        Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed in writing with the Company or the Guarantor.

Section 5.05.        Trustee`s Disclaimer.  The recitals contained herein and in the Securities (except for those in the certificate of authentication) shall be taken as the statements of the Company or the Guarantor, as applicable, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company or the Guarantor of Securities or the proceeds thereof.

Section 5.06.        Notice of Defaults.  Within 90 days after the occurrence of any Default or Event of Default hereunder of which the Trustee has received written notice, the Trustee shall give notice to Holders pursuant to Section 14.02 hereof, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or interest (including Liquidated Damages and Additional Tax Amounts, if any), or in the payment of any redemption or purchase obligation, on any Security, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

Section 5.07.        Reports by Trustee to Holders.  Within 60 days after each March 15th, commencing with the first March 15th following the issuance of the Securities, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed.  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange and of any delisting thereof.

Section 5.08.        Compensation and Indemnification.  The Company and the Guarantor, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company, the Guarantor, as applicable, and the Trustee shall from time to time agree in writing and the Company and the Guarantor, jointly and severally, covenant and agree to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it or on its behalf in accordance with any of the provisions of this Indenture and the Guarantee (including the reasonable compensation and the expenses and disbursements of its counsel and

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of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith.  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01 hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.  The Company and the Guarantor, jointly and severally, also covenant to indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by the Company, the Guarantor, a Holder or any other Person) of liability in the premises, except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of such Persons.  The obligations of the Company and the Guarantor under this Section 5.08 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the Guarantee or the earlier resignation or removal of the Trustee.  Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.  "Trustee" for purposes of this Section 5.08 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(h) or Section 4.01(i), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

Section 5.09.        Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee`s acceptance of appointment as provided in this Section 5.09.

The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing.  The Holders of at least a majority in aggregate principal amount of Outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company must remove the Trustee if:

(i)                  the Trustee fails to comply with Section 5.11 hereof or Section 310 of the TIA;

(ii)                the Trustee becomes incapable of acting;

(iii)               the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

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(iv)              a Custodian or public officer takes charge of the Trustee or its property.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.  The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee.

Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.11 hereof.

If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantor.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The Company shall mail a notice of the successor Trustee`s succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.  Notwithstanding replacement of the Trustee pursuant to this Section 5.09, the Company`s obligations under Section 5.08 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

Section 5.10.        Successor Trustee by Merger, Etc.  Subject to Section 5.11 hereof, if the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all of its corporate trust business (including the administration of the trust created by this Indenture) to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Securities.

Section 5.11.        Corporate Trustee Required; Eligibility.  The Trustee shall at all times satisfy the requirements of Sections 310(a)(1), (2) and (5) of the TIA.  The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have) a combined capital and surplus of at least $100 million as set forth in its (or its related bank holding company`s) most recent published annual report of condition.  The Trustee is subject to Section 310(b) of the TIA.

Section 5.12.        Collection of Claims Against the Company.  The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

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ARTICLE 6
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.01.        Guarantor May Consolidate, Etc., Only on Certain Terms.  The Guarantor shall not consolidate or combine with or merge into, or engage in a share exchange with, any other Person or sell, convey, transfer or lease all or substantially all its assets to any Person unless:

(i)                  in the event that the Guarantor shall consolidate or combine with or merge into, or engage in a share exchange with, another Person or convey, sell, transfer or lease all or substantially all its assets to any Person, the Person formed by such consolidation, combination or share exchange or into which the Guarantor is merged or the Person which acquires by conveyance, sale, transfer, or lease all or substantially all of its assets shall be a corporation, limited liability company, partnership or trust organized and validly existing under (i) the laws of the United States of America, any State thereof or the District of Columbia or (ii) under a jurisdiction outside of the United States if the entity (or the entity holding all of the shares of capital stock of such entity) has common stock, ordinary shares or common equity, or ADRs representing common stock, ordinary shares or common equity, traded on a U.S. national securities exchange or the Nasdaq National Market, and if the entity surviving such transaction or transferee entity is not the Guarantor, then such surviving or transferee entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the Guarantor`s obligations under this Indenture and the Guarantee and shall have provided for conversion rights in accordance with Section 12.11 hereof, and (subject to Section 6.03 below) either the Company remains an obligor in respect of the Securities or a successor entity shall expressly assume, by an Indenture supplement hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Securities;

(ii)                at the time of consummation of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(iii)               the Company or the Guarantor, as the case may be, shall have delivered to the Trustee an Officer`s Certificate and Opinions of Counsel, each stating that such consolidation, combination, merger, share exchange, conveyance, sale, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with in all material respects; and

(iv)              the Company shall have delivered to the Trustee Opinion(s) of Counsel of a nationally recognized law firm or firms to the effect that the Holders of the Securities will not recognize income, gain or loss for U.S. federal income or Israeli tax purposes as a result of such consolidation, combination, merger, conveyance, share exchange, transfer, sale, or lease of assets and will be subject to U.S. federal income and

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Israeli tax on the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, combination, conveyance, share exchange, transfer, sale, or lease of assets had not occurred.

Section 6.02.        Successor Substituted.  Upon any consolidation, combination, or merger by the Company or the Guarantor with or into any other Person or any conveyance, transfer, sale, or lease of all or substantially all the assets of the Guarantor to any Person, in accordance with Section 6.01 hereof, the successor Person formed by such consolidation or combination into which the Company or the Guarantor is merged or to which such conveyance, sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

Section 6.03.        Guarantor to be the Sole Equityholder of the Company.  In addition to the provisions of Section 6.01 hereof, so long as any Securities are outstanding, the Guarantor or its successor will directly or indirectly own all of the outstanding share capital of the Company.

ARTICLE 7
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.01.        Without Consent of Holders of Securities.  Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Securities to:

(a)                add to the covenants of the Company or the Guarantor for the benefit of the Holders of Securities;

(b)               surrender any right or power herein conferred upon the Company or the Guarantor;

(c)                make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11 hereof;

(d)               provide for the assumption of the Guarantor`s obligations to the Holders of Securities in the case of a merger, consolidation, combination, conveyance, sale, transfer or lease pursuant to Article 6 hereof;

(e)                reduce the Conversion Price; provided, however, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such reduction) in any material respect;

(f)                 comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

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(g)                make any changes or modifications to this Indenture necessary in connection with the registration of any Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not adversely affect the interests of the Holders of Securities in any material respect;

(h)                cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or make any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture;

(i)                  add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company, the Guarantor and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, however, that such action pursuant to this clause does not adversely affect the interests of the Holders of Securities in any material respect;

(j)                 make provision for the establishment of a book-entry system in which Holders would have the option to participate for the clearance and settlement of transactions in Securities originally issued in definitive form; or

(k)               provide for the issuance of Add On Securities as permitted by Section 2.22, which will have terms substantially identical to the other Outstanding Securities except as specified in Section 2.22, and which will be treated, together with any other Outstanding Securities, as a single issuance of securities.

Section 7.02.        With Consent of Holders of Securities.  Except as provided above in Section 7.01 or below in this Section 7.02, this Indenture or the Securities may be amended or supplemented, and noncompliance by the Company in any particular instance with any provision of this indenture or the Securities may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of a majority in aggregate principal amount of the Outstanding Securities represented at such meeting.

Without the written consent or the affirmative vote of each Holder of Securities affected, an amendment or waiver under this Section 7.02 may not:

(a)                change the Stated Maturity of the principal of, or any installment of interest (including Liquidated Damages and Additional Tax Amounts, if any) on, any Security;

(b)               reduce the principal amount of or premium, if any, on any Security;

(c)                reduce the Interest Rate or interest (including Liquidated Damages and Additional Tax Amounts, if any) on any Security;

(d)               change the currency of payment of principal of, premium, if any, or interest (including Liquidated Damages and Additional Tax Amounts, if any) on any Security;

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(e)                impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Security;

(f)                 except as permitted or contemplated by this Indenture, adversely modify the right to convert any Security as provided in Article 12 hereof;

(g)                adversely modify the Purchase Right or Put Purchase Right pursuant to this Indenture;

(h)                modify the Company`s obligations to maintain an office or agency in the City of New York;

(i)                  modify any of the provisions of this Section, Section 4.04 or Section 4.11, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

(j)                 reduce the requirements of Section 8.04 hereof for quorum or voting, or reduce the percentage in aggregate principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture;

(k)               modify the Guarantor`s obligation to own, directly or indirectly, all of the outstanding capital stock of the Company; or

(l)                  modify the Guarantor`s obligation under the Guarantees in a manner adverse to the Holders of Outstanding Securities.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 7.03.        Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 7.04.        Revocation of Consents and Effect of Consents or Votes.  Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder`s Security, even if notation of the consent is not made on any Security; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

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An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the Outstanding Securities, and thereafter shall bind every Holder of Securities; provided, however, if the amendment, supplement or waiver makes a change described in any of clauses (a) through (l) of Section 7.02 hereof, the amendment, supplement or waiver shall bind only each Holder of a Security which has consented to it or voted for it, as the case may be, and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the Security of the consenting or affirmatively voting, as the case may be, Holder.

Section 7.05.        Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security:

(a)                the Trustee may require the Holder of a Security to deliver such Security to the Trustee, the Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or

(b)               if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 7.06.        Trustee to Sign Amendment, Etc.  The Trustee shall sign any supplement or amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If the supplement or amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it.  In signing or refusing to sign such supplement or amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officer`s Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

ARTICLE 8
MEETING OF HOLDERS OF SECURITI ES

Section 8.01.        Purposes for Which Meetings May Be Called.  A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

Notwithstanding anything contained in this Article 8, the Trustee may, during the pendency of a Default or an Event of Default, call a meeting of Holders of Securities in accordance with its standard practices

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Section 8.02.        Call Notice and Place of Meetings.  (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 8.01 hereof, to be held at such time and at such place in The City of New York.  Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum at such meeting, shall be given, in the manner provided in Section 14.02 hereof, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(a)                In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 8.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

Section 8.03.        Persons Entitled to Vote at Meetings.  To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more Outstanding Securities on the Record Date pertaining to such meeting or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders on the Record Date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 8.04.        Quorum; Action.  The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum.  In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved.  In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.02(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

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At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the second paragraph of Section 7.02 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Outstanding Securities represented and voting at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

Section 8.05.        Determination of Voting Rights; Conduct and Adjournment of Meetings.  (a)  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(a)                The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 8.02(b) hereof, in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

(b)               At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(c)                Any meeting of Holders of Securities duly called pursuant to Section 8.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 8.06.        Counting Votes and Recording Action of Meetings.  The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.

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A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.02 hereof and, if applicable, Section 8.04 hereof.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 9
COVENANTS

Section 9.01.        Payment of Principal and Interest.  The Company will duly and punctually pay the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on the Securities in accordance with the terms of the Securities and this Indenture.  The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the day of the Stated Maturity of any Security or installment of interest (including Liquidated Damages and Additional Tax Amounts, if any), all payments so due.

Section 9.02.        Maintenance of Offices or Agencies.  The Company hereby appoints the Trustee`s designated office as its office in The City of New York where Securities may be:

(i)                  presented or surrendered for payment;

(ii)                surrendered for registration of transfer or exchange;

(iii)               surrendered for conversion;

and where notices and demands to or upon the Company or the Guarantor in respect of the Securities or the Guarantees and this Indenture may be served.

The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 9.03 hereof, the Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company and the Guarantor in respect of the Securities or the Guarantees and this Indenture may be served.  The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 14.02 hereof, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

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If at any time the Company shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the designated corporate trust office of the Trustee.

Section 9.03.        Corporate Existence.  Subject to Article 6 hereof and applicable law, each of the Guarantor and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company and the Guarantor shall not be required to preserve any such right or franchise if the Company and the Guarantor determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 9.04.        Reports.  (a) The Company or the Guarantor shall make available to the Trustee within 15 days after it files them with the SEC copies of the annual and quarterly reports and other information, documents and other reports deemed "filed" for the purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company and the Guarantor shall not be required to deliver to the Trustee any materials for which the Company or the Guarantor has sought and received confidential treatment by the SEC.  The Company and the Guarantor also shall comply with the other provisions of Section 314(a) of the TIA.

(a)                If at any time, the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Security, the Company or the Guarantor will promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such Security designated by such Holder, as the case may be, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such Security; provided, however, that the Company and the Guarantor shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such Security was last acquired from the Company or an Affiliate of the Company.

(b)               Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer`s Certificates).

Section 9.05.        Compliance Certificate.  Each of the Company and the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer`s Certificate which complies with Section 314(a) of the TIA, one of the signers of which shall be the principal executive officer, director, principal financial officer or principal accounting officer of the Company or the Guarantor stating whether or not the signer thereof has knowledge of any

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failure (without regard to notice requirements or periods of grace) by the Company and the Guarantor to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.  Within five Business Days of an Officer of the Company or the Guarantor coming to have actual knowledge of a Default, regardless of the date, the Company or the Guarantor shall deliver an Officer`s Certificate to the Trustee specifying such Default and the nature and status thereof.

Section 9.06.        Liquidated Damages.  If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement and Section 2.01 hereof, the Company shall deliver to the Trustee an Officer`s Certificate to that effect stating (i) the amount of such Liquidated Damages that are payable, (ii) the reason why such Liquidated Damages are payable and (iii) the date on which such damages are payable.  Unless and until a Responsible Officer of the Trustee receives such an Officer`s Certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable.  If the Company has paid Liquidated Damages directly to the persons entitled to such amounts, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 9.07.        Additional Tax Amounts.  Neither the Company nor the Guarantor will withhold or deduct from payments made with respect to the Securities on account of any present or future taxes, duties, assessments or governmental charges imposed by or on behalf of any Cayman Islands, United States or Israeli taxing authority unless such withholding or deduction is required by law.  In the event that the Company or the Guarantor is required to withhold or deduct on account of any such taxes from any payment made under or with respect to the Securities, the Company or the Guarantor, as the case may be, will pay such additional tax amounts (the "Additional Tax Amounts") so that the net amount received by each Holder of Securities, including those Additional Tax Amounts, will equal the amount that such Holder would have received if such taxes had not been required to be withheld or deducted.

Additional Tax Amounts will not be payable with respect to a payment made to a Holder of Securities to the extent of:

(1)               Any tax imposed by the United States or by any political subdivision or having authority thereof or therein;
(2)               any taxes that would not have been so imposed, deducted or withheld but for the existence of any connection between the Holder or beneficial owner of a Security (or between fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Security, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant taxing jurisdiction (other than the mere receipt of such payment, or the ownership or holding of, or the execution, delivery, registration or enforcement of, such Security);
(3)               any estate, inheritance, gift, sales/excise, transfer or personal property tax or similar tax, assessment or governmental charge, except as provided in this Indenture;
(4)               any taxes payable otherwise than by deduction or withholding from payments under or with respect to a Security or the Guarantee of a Security;

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(5)               any taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of the Security or beneficial owner of any payment on the Security or the Guarantee of such Security had (i) made a declaration of such non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, indemnification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant taxing jurisdiction of such Holder or beneficial owner of such Security or any payment on such Security (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the taxing jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such taxes, (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the taxing jurisdiction, Holders at that time have been notified by the Company or the Guarantor or any other Person through whom payment may be made that a declaration of nonresidence or other claim or filing for exemption or such compliance is required to be made and (z) Holders shall not be required to deliver any certification, declaration or other documentation that they are not legally able to deliver);
(6)               any taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for whichever is later (except to the extent that the Holder would have been entitled to Additional Tax Amounts had the Security been presented on the last day of such 30-day period); or
(7)               any payment under or with respect to a Security to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Security to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Security would not have been entitled to the Additional Tax Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security.

Section 9.08.        Resale of Certain Securities.  During the period of two years after the last date of original issuance of any Securities, neither the Guarantor nor the Company shall, nor shall either permit any of its Affiliates to, resell any Securities, or Ordinary Shares issuable upon conversion of the Securities, that are acquired by any of them except pursuant to an effective registration statement under the Securities Act.  The Trustee shall have no responsibility or liability in respect of the Company`s or the Guarantor`s performance of its agreement in the preceding sentence.

Section 9.09.        Restrictions on Indebtedness.  The Company shall not incur Indebtedness for borrowed money (other than Securities and any Add On Securities as permitted under this Indenture).  Notwithstanding the forgoing the Company shall be permitted to incur Indebtedness payable to any member of the Guarantor`s Group.

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Section 9.10.        Tax Status.  At all times that all or a portion of the Securities remain outstanding, the Company will maintain its status for United States federal income tax purposes as a disregarded entity and as a branch of the Guarantor.

Section 9.11.        PFIC Status.  The Guarantor shall use reasonable efforts to monitor and determine whether it is a passive foreign investment company ("PFIC"), as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder.  The Guarantor shall promptly notify the Trustee or U.S. Holders of the Securities if the Guarantor determines that it has become or reasonably expects to become or is notified by the Internal Revenue Service ("IRS") that it has become a PFIC for any taxable year.  If the Guarantor makes such a determination or is notified by the IRS that it has become a PFIC, then the Guarantor shall supply the Trustee or the U.S. Holders of the Securities who make a qualified electing fund ("QEF") election with sufficient information to enable such U.S. Holders to properly report income and gain pursuant to the QEF election.

ARTICLE 10
REDEMPTION OF SECURITIES

Section 10.01.    Redemption.  (a)  Provisional Redemption. The Securities may be redeemed in cash at the election of the Company, in whole or in part from time to time, at any time beginning on March 15, 2008 and prior to March 15, 2010 (a "Provisional Redemption"), upon notice as set forth in Section 10.04, at a Redemption Price equal to 100% of the principal amount of the Securities redeemed (the "Provisional Redemption Price") plus accrued but unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) thereon, if any, to but excluding the Provisional Redemption Date if: (1) the Last Reported Sales Price of the Ordinary Shares has exceeded 130% of the then applicable Conversion Price, for at least 20 Trading Days in any period of 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of redemption pursuant to Section 10.04 (the "Notice Date"), and (2) if the redemption occurs prior to March 23, 2007, a registration statement covering resales of the Securities and the Ordinary Shares issuable upon conversion thereof is effective and available for use and is expected to remain effective for the 30 days following the Provisional Redemption Date unless registration is no longer required.

(a)                Optional Redemption.  On and after March 15, 2010, the Company may, at its option, redeem the Securities in whole or in part from time to time (an "Optional Redemption"), upon notice as set forth in Section 10.04, at a Redemption Price equal to 100% of the principal amount of the Securities redeemed (the "Optional Redemption Price"), plus any accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) thereon, if any, to, but excluding, the Optional Redemption Date .

Section 10.02.    Notice to Trustee.  If the Company elects to redeem Securities pursuant to the redemption provisions of Section 10.01 hereof, it shall notify the Trustee at least 45 days prior to the Redemption Date of such intended Redemption Date, the principal amount of Securities to be redeemed and the CUSIP numbers of the Securities to be redeemed.

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The Company will notify all of the Holders of record if it redeems any of the Securities.

In any instance, the Company may not redeem the Securities pursuant to Section 10.01 if the Company has failed to pay interest (including Liquidated Damages and Additional Tax Amounts, if any), on the Securities when due and such failure to pay is continuing.

Section 10.03.    Selection of Securities to be Redeemed.  If fewer than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed (in principal amounts of $1,000 or integral multiples thereof) from the Outstanding Securities by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate and in such manner as complies with any applicable requirements of any exchange on which the Securities are listed.  Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denominations for Securities to be redeemed or any multiple thereof.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption other than interest payments to which such Holder would have been entitled to receive upon conversion of such Security.  Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 10.04.    Notice of Redemption.  Notice of redemption shall be given in the manner provided in Section 14.02 hereof to the Holders of Securities to be redeemed.  Such notice shall be given not less than 30 or more than 60 days prior to the Redemption Date.

All notices of redemption shall state:

(1)               the Redemption Date;
(2)               the Redemption Price and accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any), to, but excluding, the Redemption Date, if any;
(3)               if fewer than all the Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities which will be Outstanding after such partial redemption;

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(4)               that on the Redemption Date the Redemption Price and accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any), to, but excluding, the Redemption Date, if any, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after such date;
(5)               the Conversion Price, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion;
(6)               the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any), if any; and
(7)               the CUSIP number of the Securities.

The notice given shall specify the last date on which exchanges or transfers of Securities may be made pursuant to Section 2.07 hereof, and shall specify the serial numbers of Securities and the portions thereof called for redemption.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company`s written request, by the Trustee in the name of and at the expense of the Company.

Section 10.05.    Effect of Notice of Redemption.  Notice of redemption having been given as provided in Section 10.04 hereof, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest, including Liquidated Damages and Additional Tax Amounts, if any) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price plus accrued and unpaid interest, if any; provided, however, that the installments of interest on Securities whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.01 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the Interest Rate.

Section 10.06.    Deposit of Redemption Price.  Prior to or on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of all the Securities to be redeemed on that Redemption Date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any), if any, on such Securities.

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If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in Section 2.01 hereof) be paid to the Company on the Company`s request or, if then held by the Company, shall be discharged from such trust.

Section 10.07.    Securities Redeemed in Part.  Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 9.02 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder`s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 11
PURCHASE OF SECURITIES

Section 11.01.    Purchase Right Upon Fundamental Change.  (a) In the event that a Fundamental Change shall occur, each Holder shall have the right (the "Purchase Right"), at the Holder`s option, to require the Company to purchase, and upon the exercise of such right in accordance with Section 11.03 hereof the Company shall purchase, all of such Holder`s Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or any multiple thereof (provided, however, that no single Security may be purchased in part unless the portion of the principal amount of such Security to be Outstanding after such purchase is equal to $1,000 or multiples thereof), on the date (the "Purchase Date") that is 45 days after the date of the Company Notice at a purchase price equal to 100% of the principal amount of the Securities to be purchased (the "Purchase Price"), plus any accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) thereon, to, but excluding, the Purchase Date; provided, however, that installments of interest on Securities whose Stated Maturity is prior to or on the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.01 hereof.

(a)                Whenever in this Indenture (including Sections 2.02, 4.01(a) and 4.07 hereof) or Exhibit A annexed hereto there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Purchase Price or the Put Purchase Price, as the case may be, payable in respect to such Security to the extent that such Purchase Price or the Put Purchase Price, as the case may be, is, was or would be so payable at such time, and express mention of the Purchase Price or the Put Purchase Price, as the case may be, in any provision of this Indenture shall not be construed as excluding the Purchase Price or the Put Purchase Price, as the case may be, in those provisions of this Indenture when such express mention is not made.

Section 11.02.    Purchase of Securities by the Company at Option of the Holder.

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(a)                General.  Each Holder shall have the right to require the Company to purchase all or a portion (in principal amounts of $1,000 or integral multiples thereof) of its Securities on March 15, 2010, March 15, 2015, March 15, 2020, March 15, 2025 and March 15, 2030 (or, if any such date is not a Business Day, on the immediately succeeding Business Day) (each, a "Put Purchase Date"), at 100% of the principal amount of the Securities to be so purchased (the "Put Purchase Price"), plus any accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) thereon, to, but excluding, the Put Purchase Date, provided however, that installments of interest on Securities whose stated Maturity is prior to the Put Purchase Date shall be payable to the Holders of such Securities, or any one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.01 hereof.

(b)               Company Notice.  On or before the twentieth (20th) Business Day prior to each Put Purchase Date, the Company shall provide to the Trustee, the Paying Agent and to all Holders at their respective addresses as shown on the Register, and to beneficial owners of the Securities where required by applicable law, a notice stating, among other things:

(i)                  the name and address of the Trustee, the Paying Agent and the Conversion Agent; and

(ii)                the procedures the Holders must follow to require the Company to purchase their Securities.

Simultaneously with providing such notice, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company`s or the Guarantor`s website or through such other public medium as the Company may use at that time.

(c)                Conditions to the Company`s Obligation to Purchase.  The Company will be required to purchase only Securities with respect to which each of the following conditions has been satisfied:

(i)                  delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is twenty (20) Business Days prior to the relevant Put Purchase Date until the close of business on the third (3rd) Business Day prior to such Put Purchase Date stating:

(A)              in the case of Physical Securities, the certificate number(s) of the Holder`s Securities to be delivered for purchase;
(B)              the portion of the principal amount of Securities to be purchased, in multiples of $l,000; and
(C)              that the Securities are to be purchased by the Company pursuant to paragraph 6(b) of the Securities and this Section 11.02;

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(ii)                delivery of such Securities to the Trustee or Paying Agent prior to, on or after the Put Purchase Date (together with all necessary endorsements); and

(iii)               there shall not have occurred and be continuing an Event of Default, other than an Event of Default that is cured with respect to all Securities by the payment of the Put Purchase Price.

If the Securities are not in the form of Physical Securities, the Purchase Notice must comply with the appropriate Depository procedures.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice.

(d)               Withdrawal of Purchase Notice.  A Holder may withdraw any Purchase Notice in whole or in part by a written notice of withdrawal delivered to the Trustee or the Paying Agent prior to the close of business on the third (3rd) Business Day prior to the applicable Put Purchase Date.  The notice of withdrawal must state:

(i)                  the principal amount of the withdrawn Securities;

(ii)                with respect to Physical Securities, the certificate number(s) of the withdrawn Securities; and

(iii)               the principal amount of Securities, if any, which remains subject to the Purchase Notice.

If the Securities are not in the form of Physical Securities, the notice of withdrawal must comply with the appropriate Depository procedures.

The Paying Agent shall promptly notify the Company of the receipt by it of any written notice of withdrawal of a Purchase Notice.

The Put Purchase Price shall be so paid pursuant to this Section 11.02 only if the Securities so delivered by the Holder conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company in its sole discretion.

(e)                Payment of Put Purchase Price by the Company; Effect on Holders of Purchased Securities.  The Company shall pay the Put Purchase Price to the Paying Agent promptly following the later of the relevant Put Purchase Date or the time of book-entry transfer or delivery of the purchased Securities.  If either the Trustee or the Paying Agent holds money or securities sufficient to pay the Put Purchase Price on the Business Day immediately following the relevant Put Purchase Date, then:

(i)                  the purchased Securities will cease to be Outstanding and interest will cease to accrue (whether or not book-entry transfer of the purchased Securities is made or whether or not the purchased Securities are delivered to the Paying Agent); and

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(ii)                all other rights of the Holders of such purchased Securities will terminate (other than the right to receive the Put Purchase Price upon delivery or transfer of such purchased Securities).

Section 11.03.    Fundamental Change Notices; Method of Exercising Purchase Right, Etc.  (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, prior to or on the 30th day after the occurrence of a Fundamental Change, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders of Securities notice, in the manner provided in Section 14.02 hereof, of the occurrence of the Fundamental Change and of the Purchase Right set forth herein arising as a result thereof (the "Company Notice").  The Company shall also deliver a copy of the Company Notice to the Trustee.  Each Company Notice shall state:

(i)                  the Purchase Date;

(ii)                the date by which the Purchase Right must be exercised;

(iii)               the Purchase Price and accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any), if any;

(iv)              a description of the procedure which a Holder must follow to exercise a Purchase Right, and the place or places where such Securities are to be surrendered for payment of the Purchase Price and accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any), if any;

(v)                that on the Purchase Date the Purchase Price and accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any), if any, will become due and payable upon each such Security designated by the Holder to be purchased, and that interest thereon shall cease to accrue on and after said date;

(vi)              the conversion rate then in effect, the date on which the right to convert the principal amount of the Securities to be purchased will terminate and the place where such Securities may be surrendered for conversion; and

(vii)             the place or places where such Securities, together with the Notice of Exercise of Purchase Right certificate included in Exhibit A annexed hereto are to be delivered for payment of the Purchase Price and accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any), if any.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder`s right to exercise a Purchase Right or affect the validity of the proceedings for the purchase of Securities.

If any of the foregoing provisions or other provisions of this Article 11 are inconsistent with applicable law, such law shall govern.

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(b)               To exercise a Purchase Right, a Holder shall deliver to the Trustee prior to or on the 30th day after the date of the Company Notice:

(i)                  written notice ("Fundamental Change Purchase Notice") of the Holder`s exercise of such right in the form of the Notice of Exercise of Purchase Right certificate included in Exhibit A annexed hereto, which notice shall set forth the name of the Holder, the principal amount of the Securities to be purchased (and, if any Security is to be purchased in part, the serial number thereof, the portion of the principal amount thereof to be purchased) and a statement that an election to exercise the Purchase Right is being made thereby, and

(ii)                applicable Depository procedures or, in the case of Physical Securities, the certificate number(s) of the Holder`s Securities with respect to which the Purchase Right is being exercised.

Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the Purchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Purchase Date.

(c)                In the event a Purchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Purchase Price in cash for payment to the Holder on the Purchase Date, together with accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) to the Purchase Date payable in cash with respect to the Securities as to which the Purchase Right has been exercised; provided, however, that installments of interest that mature prior to or on the Purchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

(d)               If any Security (or portion thereof) surrendered for purchase shall not be so paid on the Purchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Purchase Date at the Interest Rate, and each Security shall remain convertible into Ordinary Shares until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

(e)                Any Security which is to be purchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Security so surrendered.

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(f)                 All Securities delivered for purchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15 hereof.

ARTICLE 12
CONVERSION OF SECURITIES

Section 12.01.    Conversion Right and Conversion Rate.  (a) Subject to and upon:  compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or a multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into the number of duly authorized, fully paid and nonassessable Ordinary Shares at the Conversion Rate in effect at the time of conversion.

(a)                In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or the portion so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.  If a Holder exercises its Purchase Right or Put Purchase Right with respect to a Security or portion thereof, such conversion right in respect of the Security or portion thereof shall expire at the close of business on the Business Day preceding the Purchase Date or Put Purchase Date, as applicable provided, however, in any event, the conversion rights may not be exercised unless and until a Purchase Right or Put Right that has otherwise been provided is validly withdrawn in accordance with this Indenture.

(b)               Each $1,000 principal amount of the Securities shall be convertible into 35.1328 Ordinary Shares (herein called the "Conversion Rate"), subject to adjustment in certain instances as provided in Section 12.04 hereof.

Section 12.02.    Exercise of Conversion Right.  To exercise the conversion right, the Holder of any Security to be converted shall surrender such Security duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Security to the Company stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

Any Security surrendered for conversion during the period between the close of business on any Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date (except in the case of any Security whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest (excluding Liquidated Damages and Additional Tax Amounts, if any) to be received on such Interest Payment Date on the principal amount of the Security being surrendered for conversion.

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Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.04 hereof on a Redemption Date after such Regular Record Date and on or prior to the next succeeding Interest Payment Date (or on or between March 15, 2008 and March 20, 2008 or on or between March 15, 2010 and March 20, 2010) or (b) with respect to which the Company has specified a Purchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, in either case, need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.  Except as provided above in this Section 12.02, the Holder of the Security shall not receive any cash payment of interest, and no adjustment shall be made for interest and Liquidated Damages and Additional Tax Amounts, if any, accrued on any Security converted.  Delivery to the Holder of the full number of Ordinary Shares into which the Security surrendered for conversion is convertible, together with any cash payment for such Holder`s fractional shares as provided in Section 12.03 hereof, shall be deemed to satisfy the Company`s obligation to pay the principal amount of the Security surrendered for conversion and any accrued and unpaid interest on such Security.  As promptly as practicable on or after the conversion date, but in no event later than the fifth Business Day thereafter, the Company shall cause to be issued and delivered to the Conversion Agent a certificate or certificates (or, at the Guarantor`s election, a book‑entry confirmation) for the number of full Ordinary Shares issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 12.03 hereof.

In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Securities.

If Ordinary Shares to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in the form of Security set forth in Exhibit A annexed hereto, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security.  Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder of Ordinary Shares or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed certificate.

The Company hereby initially appoints the Trustee as the Conversion Agent.

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Section 12.03.    Fractions of Shares.  No fractional Ordinary Shares shall be issued upon conversion of any Security or Securities.  If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered.  Instead of any fractional Ordinary Shares which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Ordinary Shares as of the Trading Day preceding the date of conversion.

Section 12.04.    Adjustment of Conversion Rate.  The Conversion Rate shall be subject to adjustments, calculated by the Guarantor, from time to time as follows:

(a)                In case the Guarantor shall hereafter pay a dividend or make a distribution in Ordinary Shares to all holders of Ordinary Shares, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(i)                  the numerator of which shall be the sum of the number of Ordinary Shares outstanding at the close of business on the Record Date (as defined in Section 12.04(g)) fixed for such determination plus the total number of shares constituting such dividend or other distribution, and

(ii)                the denominator of which shall be the number of Ordinary Shares outstanding at the close of business on such Record Date fixed for such determination.

Such increase shall become effective immediately after the opening of business on the day following the Record Date.  If any dividend or distribution of the type described in this Section 12.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)               In case the outstanding Ordinary Shares shall be subdivided or split into a greater number of Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding Ordinary Shares shall be combined into a smaller number of Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

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(c)                In case the Guarantor shall issue rights or warrants (other than any rights or warrants referred to in Section 12.04(d) or pursuant to a shareholder rights plan) to all holders of its outstanding Ordinary Shares entitling them (for a period of 60 days or less) to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 12.04(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction:

(i)                  the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the Record Date plus the total number of additional Ordinary Shares so offered for subscription or purchase (or into which the convertible securities so offered are convertible), and

(ii)                the denominator of which shall be the number of Ordinary Shares outstanding on the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at the Current Market Price.

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants.  To the extent that Ordinary Shares (or securities convertible into Ordinary Shares) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Ordinary Shares (or securities convertible into Ordinary Shares) actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed.  Notwithstanding the foregoing, after a period of 60 days from the date of issuance of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Ordinary Shares (or securities convertible into Ordinary Shares) actually delivered during such period.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such Current Market Price, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors of the Guarantor.

(d)               In case the Guarantor shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares (other than any dividends or distributions to which Section 12.04(a) applies) shares of its capital stock (other than Ordinary Shares) or evidences of its indebtedness, or other assets, including securities, but excluding (1) Ordinary Shares, or any rights or warrants referred to in Section 12.04(c),

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(2) any stock, securities or other property or assets (including cash) distributed in connection with a recapitalization, reclassification, change, merger, consolidation, share exchange, combination, sale, transfer, conveyance or lease to which Section 12.11 hereof applies and (3) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this Section 12.04(d) called the "securities"), then, in each such case, subject to the second succeeding paragraph of this Section 12.04(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined in Section 12.04(g)) with respect to such distribution by a fraction:

(i)                  the numerator of which shall be the Current Market Price (determined as provided in Section 12.04(g)) on such date, and

(ii)                the denominator of which shall be such Current Market Price on such date less the fair market value (as determined by the Board of Directors of the Guarantor, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the share capital, evidences of indebtedness, cash or other assets, including securities, so distributed applicable to one Ordinary Shares (determined on the basis of the number of shares of the Ordinary Shares outstanding on the Record Date).

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date.  However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one Ordinary Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of shares of capital stock, evidences of indebtedness, cash or other assets, including securities, such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

If the Guarantor`s Board of Directors determines the fair market value of any distribution for purposes of this Section 12.04(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 12.04(g) to the extent possible, unless the Guarantor`s Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.

Rights or warrants distributed by the Guarantor to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase the Guarantor`s share capital (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

(i)                  are deemed to be transferred with such Ordinary Shares,

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(ii)                are not exercisable, and

(iii)               are also issued in respect of future issuances of Ordinary Shares shall be deemed not to have been distributed for purposes of this Section 12.04(d) (and no adjustment to the Conversion Rate under this Section 12.04(d) will be required) until the occurrence of the earliest Trigger Event.  If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date (as defined in Section 12.04(g)) with respect to the new right or warrant (and the termination or expiration of the existing right or warrant without exercise by the holder thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 12.04(d):

(1)               in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Ordinary Shares with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase; and
(2)               in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 12.04(d) and Section 12.04(a), 12.04(b) and 12.04(c), any dividend or distribution to which this Section 12.04(d) is applicable that also includes Ordinary Shares, a subdivision, split or combination of Ordinary Shares to which Section 12.04(b) applies, or rights or warrants to subscribe for or purchase Ordinary Shares to which Section 12.04(c) applies (or any combination thereof), shall be deemed instead to be:

(1)               a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such Ordinary Shares, such subdivision, split or combination or such rights or warrants to which Section 12.04(a), 12.04(b) and 12.04(c) apply, respectively (and any Conversion Rate increase required by this Section 12.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

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(2)               a dividend or distribution of such Ordinary Shares, such subdivision, split or combination or such rights or warrants (and any further Conversion Rate increase required by Section 12.04(a), 12.04(b) and 12.04(c) with respect to such dividend or distribution shall then be made), except:
(A)              the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 12.04(a), (y) "the day upon which such subdivision or split becomes effective" and "the day upon which such combination becomes effective" (as applicable) within the meaning of Section 12.04(b), and (z) "the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants," such "Record Date," "the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants" and "such dated fixed for the determination of shareholders entitled to receive such rights or warrants" within the meaning of Section 12.04(c), and
(B)              any Ordinary Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 12.04(a) and any reduction or increase in the number of Ordinary Shares resulting from such subdivision, split or combination (as applicable) shall be disregarded in connection with such dividend or distribution.

(e)                In case the Guarantor shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares exclusively in cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, share exchange, combination, transfer, sale, lease or conveyance to which Section 12.11 hereof applies or as part of a distribution referred to in Section 12.04(d) hereof), then, and in each such case, immediately after the close of business on the Record Date with respect to such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction:

(i)                  the numerator of which shall be equal to the Current Market Price on the Record Date, and

(ii)                the denominator of which shall be equal to the Current Market Price on such Record Date less an amount equal to the quotient of (x) the aggregate amount of the cash distribution and (y) the number of Ordinary Shares outstanding on the Record Date.

In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

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(f)                 In case a tender or exchange offer made by the Guarantor or any of its subsidiaries for all or any portion of the Ordinary Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration per share having a fair market value (as determined by the Guarantor`s Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), that exceeds the Last Reported Sale Price of an Ordinary Share on the Trading Day next succeeding the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

(i)                  the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of (1) the number of Ordinary Shares outstanding (less any Purchased Shares) at the Expiration Time multiplied by (2) the Last Reported Sale Price of the Ordinary Shares on the Trading Day next succeeding the Expiration Time, and

(ii)                the denominator shall be the product of the number of Ordinary Shares outstanding (including any tendered or exchanged shares) at the Expiration Time and the Last Reported Sale Price of the Ordinary Shares on the Trading Day next succeeding the Expiration Time.

Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time.  In the event that the Guarantor is obligated to purchase shares pursuant to any such tender offer, but the Guarantor is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made.  If the application of this Section 12.04(f) to any tender or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 12.04(f).

(g)                For purposes of this Section 12.04, the following terms shall have the meanings indicated:

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(1)               "Current Market Price" shall mean the average of the daily Last Reported Sale Prices per Ordinary Share for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.04(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, "Current Market Price" shall be calculated for such period in a manner determined in good faith by the Guarantor`s Board of Directors to reflect the impact of such event on the Last Reported Sale Price of the Ordinary Shares during such period.

For purposes of this paragraph, the term "ex" date, when used:

(A)              with respect to any issuance or distribution, means the first date on which the Ordinary Shares trades regular way on the relevant exchange or in the relevant market from which the Last Reported Sale Price was obtained without the right to receive such issuance or distribution;
(B)              with respect to any subdivision, split or combination of Ordinary Shares, means the first date on which the Ordinary Shares trade regular way on such exchange or in such market after the time at which such subdivision, split or combination becomes effective, and
(C)              with respect to any tender or exchange offer, means the first date on which the Ordinary Shares trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 12.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.04 and to avoid unjust or inequitable results as determined in good faith by the Guarantor`s Board of Directors.

(2)               "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm`s length transaction (as determined in good faith by the Guarantor`s Board of Directors).
(3)               "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Guarantor`s Board of Directors or by statute, contract or otherwise).

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(h)                Subject to Section 12.04(i), if (and only to the extent that) a Holder elects to convert a Security in connection with a transaction that both (A) occurs on or prior to March 15, 2010 and (B) that is a Fundamental Change described under first bullet point or clause (a) of the second bullet point of the definition thereof (or that would have been a Fundamental Change under the first bullet point or clause (a) of the second bullet point but for the existence of the  110% trading price exception) and pursuant to which 10% or more of the consideration for Ordinary Shares (other than cash payments for fractional shares and cash payments made in respect of dissenters` appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ National Market (a "Non Stock Change of Control") and as a result of such transaction, the Securities become convertible into such consideration, the Company shall increase the Conversion Rate as described below.  For purposes of this section, "in connection" with a Fundamental Change shall mean transactions where the Guarantor is a party to a consolidation, combination, merger or share exchange pursuant to which the Guarantor Ordinary Shares would be converted into cash, property or other securities, if a conversion notice completed in accordance with this Indenture is received by the Conversion Agent from the Holder surrendering such Holder`s Securities for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction.

The increase in the Conversion Rate will be expressed as a number of additional Ordinary Shares issuable upon conversion per $1,000 principal amount of Securities (the "Additional Stock") that will be determined by reference to the table below, based on the date on which the Non Stock Change of Control becomes effective (the "Effective Date") and the price (the "Stock Price") paid per Ordinary Share in such Non Stock Change of Control.  If holders of Ordinary Shares receive only cash in the Non Stock Change of Control, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Ordinary Shares on the five Trading Days prior to but not including the Effective Date of such Non Stock Change of Control.

The Stock Prices set forth in the table and in clauses (ii) and (iii) below will be adjusted as of any date on which the Conversion Rate is adjusted pursuant to the other paragraphs of this Section 12.04.  On such date, the Stock Prices shall be adjusted by multiplying the Stock Prices applicable immediately prior to such adjustment by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which shall be the Conversion Rate as so adjusted.

The number of shares of Additional Stock shall be correspondingly adjusted in the same manner as the Conversion Rate as set forth in Section 12.04 (other than on account of the Additional Stock).

The following table sets forth hypothetical Stock Prices and number of shares of Additional Stock issuable per $1,000 principal amount of Securities:

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Effective Date of Non Stock Change of Control	Stock Price

	$22.59	$25.00	$28.00	$31.00	$34.00	$37.00	$40.00	$55.00	$70.00	$85.00	$100.00
March 15, 2005	9.135	7.383	5.762	4.571	3.675	2.990	2.458	1.036	0.498	0.257	0.136
March 15, 2006	9.135	7.363	5.590	4.307	3.360	2.651	2.112	0.763	0.317	0.143	0.066
March 15, 2007	9.135	7.123	5.133	3.726	2.721	1.998	1.475	0.350	0.096	0.030	0.008
March 15, 2008	9.135	7.002	4.434	2.585	1.219	0.354	0.000	0.000	0.000	0.000	0.000
March 15, 2009	9.135	6.915	4.395	2.529	1.192	0.347	0.000	0.000	0.000	0.000	0.000
March 15, 2010	9.135	4.867	0.581	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
March 16, 2010	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

If the Stock Price and Effective Date are not set forth in the table above and the Stock Price is:

(i)                  between two Stock Prices on the table or the Effective Date is between two dates on the table, the number of shares of Additional Stock will be determined by straight-line interpolation between the number of shares of Additional Stock set forth for the higher and lower Stock Price and the two dates, as applicable, based on a 360-day year;

(ii)                in excess of $100.00 per share (subject to adjustment as provided above), no shares of Additional Stock will be issued upon conversion; or

(iii)               less than $22.59 per share (subject to adjustment as provided above), no shares of Additional Stock will be issued upon conversion.

Notwithstanding the foregoing, in no event shall (A) this paragraph (h) of Section 12.04 have any effect in respect of any transaction occurring after March 15, 2010, and (B) the total number of Ordinary Shares issuable upon conversion exceed 44.2674 per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 12.04.

(i)                  Notwithstanding the foregoing, and in lieu of adjusting the Conversion Rate as set forth in Section 12.04(h), in the case of a Non Stock Change of Control which constitutes a Public Acquirer Change of Control, the Company or the Guarantor may elect that, from and after the Effective Date of such Public Acquirer Change of Control, the right to convert a Security will be changed into a right to convert a Security into a number of shares of Public Acquirer Common Stock specified below. The Conversion Rate on and following the Effective Date of such Public Acquirer Change of Control shall be a number of shares of Public Acquirer Common Stock equal to the product of:

(1)               the Conversion Rate in effect immediately prior to the Effective Date of such Public Acquirer Change of Control, times
(2)               the average of the quotients obtained, for each Trading Day in the five consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of such Public Acquirer Change of Control (the "Valuation Period"), of:

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(A)              the Acquisition Value of the Guarantor`s Ordinary Shares on each such Trading Day in the Valuation Period, divided by
(B)              the Last Reported Sale Price of the Public Acquirer Common Stock on each such Trading Day in the Valuation Period.

(j)                 The Company or the Guarantor may make such increases in the Conversion Rate, in addition to those required by Section 12.04(a), (b), (c), (d), (e), (f) or (h), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Ordinary Shares or rights to purchase Ordinary Shares resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company or the Guarantor from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interests of the Company or the Guarantor, which determination shall be conclusive and set forth in a Board Resolution.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k)               No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments which by reason of this Section 12.04(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and, in any case, such adjustment will become effective at the time the Company delivers a notice of redemption.  Adjustments that are required to be made to the applicable Conversion Rate will be calculated to the nearest 1/10,000th of a share.  Except as otherwise provided in this Article 12, no adjustment need be made for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or that carry the right to purchase any of the foregoing, or otherwise.  All calculations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.  No adjustment need be made for a change in the par value or no par value of the Ordinary Shares.

(l)                  To the extent the Holders of Securities may participate on an as or when‑converted basis equally with the holders of Ordinary Shares in any event or occurrence, then this Section 12.04 shall not apply to such event or occurrence.

(m)              In any case in which this Section 12.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Guarantor may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the

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Ordinary Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 12.03 hereof.

(n)                For purposes of this Section 12.04, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Guarantor but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.  The Company will not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company.

(o)               If the distribution date for the rights provided in the Guarantor`s rights agreement, if any, occurs prior to the date a Security is converted, the Holder of the Security who converts such Security after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the Ordinary Shares received upon such conversion; provided, however, that an adjustment shall be made to the Conversion Rate pursuant to clause 12.04(b) as if the rights were being distributed to the shareholders of the Guarantor immediately prior to such conversion.  If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Rate, on an equitable basis, to take account of such event.

Section 12.05.    Notice of Adjustments of Conversion Rate.  Whenever the Conversion Rate is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 12.04(j) for which the notice required by such paragraph has been provided), the Guarantor shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer`s Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based.  Unless and until a Responsible Officer of the Trustee receives an Officer`s Certificate describing an adjustment of the Conversion Rate, the Trustee may assume without inquiry that no such adjustment has been made.  Promptly after delivery of such Officer`s Certificate, the Company shall prepare a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 12.06.    Notice Prior to Certain Actions.  In case at any time after the date hereof:

(1)               the Guarantor shall declare a dividend (or any other distribution) on its Ordinary Shares;
(2)               the Guarantor shall authorize the granting to the holders of its Ordinary Shares of rights or warrants to subscribe for or purchase any shares of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;
(3)               there shall occur any recapitalization, reclassification of the Ordinary Shares of the Guarantor (other than a subdivision, split or combination of its outstanding Ordinary Shares, a change in par value, a change from par value to no par

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value or a change from no par value to par value), or any merger, consolidation, share exchange or combination to which the Guarantor is a party and for which approval of any shareholders of the Guarantor is required, or the sale, transfer, lease or conveyance of all or substantially all of the assets of the Guarantor; or
(4)               there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company or the Guarantor;

the Company or the Guarantor shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 9.02 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 14.02 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) or (3) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(A)              the date on which a record is to be taken for the purpose of such dividend, distribution, rights or grants of warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or
(B)              the date on which such recapitalization, reclassification, merger, consolidation,  share exchange, combination, sale, transfer, conveyance, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such recapitalization, reclassification, merger, consolidation, share exchange, sale, transfer, lease, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 12.06.

Section 12.07.    Guarantor to Reserve Ordinary Shares.  The Guarantor shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Shares, for the purpose of effecting the conversion of Securities, the full number of shares of fully paid and non-assessable Ordinary Shares then issuable upon the conversion of all Outstanding Securities.

Section 12.08.    Taxes on Conversions.  Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Ordinary Shares on conversion of Securities pursuant hereto.  A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Ordinary Shares in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

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Section 12.09.    Covenant as to Ordinary Shares.  The Guarantor covenants that all Ordinary Shares which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 12.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

Section 12.10.    Cancellation of Converted Securities.  All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.09.

Section 12.11.    Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.  If any of following events occur, namely:

(i)                  any recapitalization, reclassification or change of the outstanding Ordinary Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, split or combination);

(ii)                any merger, consolidation, share exchange or combination of the Guarantor with another corporation as a result of which holders of Ordinary Shares shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Ordinary Shares; or

(iii)               any sale, conveyance or lease of all or substantially all the assets of the Guarantor to any other corporation in each case as a result of which holders of Ordinary Shares shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Ordinary Shares, the Guarantor or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that each Outstanding Security shall thereafter be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) which such Holder would have been entitled to receive upon such recapitalization, reclassification, change, merger, consolidation, share exchange, combination, sale, conveyance or lease had such Securities been converted into Ordinary Shares immediately prior to such recapitalization, reclassification, change, merger, consolidation, share exchange, combination, sale, conveyance or lease assuming such holder of Ordinary Shares did not exercise its rights of election, if any, as to the kind or amount of stock, other securities, cash or other property or assets receivable upon such recapitalization, reclassification, change, merger, consolidation, share exchange, combination, sale, conveyance or lease (provided that, if the kind or amount of stock, other securities, cash or other property or assets receivable upon such recapitalization, reclassification, change, merger, consolidation, share exchange, combination, sale, conveyance or lease is not the same for each Ordinary Share in respect of which such rights of election shall not have been exercised ("Non‑Electing Share"), then for the purposes of this Section 12.11 the kind and amount of stock, other securities, cash or other property or assets receivable upon such recapitalization,

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reclassification, change, merger, consolidation, share exchange, combination, sale, conveyance or lease for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12.  If, in the case of any such recapitalization, reclassification, change, merger, consolidation, share exchange, combination, sale, conveyance or lease, the stock or other securities and assets receivable thereupon by a holder of Ordinary Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such recapitalization, reclassification, change, merger, consolidation, share exchange, combination, sale, conveyance or lease, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Guarantor shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Purchase Rights set forth in Article 11 hereof.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.11 shall similarly apply to successive recapitalizations, reclassifications, mergers, leases, transfers, consolidations, share exchanges, combinations, sales and conveyances.

If this Section 12.11 applies to any event or occurrence, Section 12.04 (other than paragraph (h) or (i) thereof) hereof shall not apply, except that if the event or occurrence is described in Section 12.04 (h) then both Section 12.04 (h) and Section 12.04 (i) shall apply, except that if the event or occurrence is covered in Section 12.04 (i) then Section 12.04 (i) shall apply and not this Section 12.11.

Section 12.12.    Responsibility of Trustee for Conversion Provisions.  The Trustee, subject to the provisions of Section 5.01 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate or Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  Neither the Trustee, subject to the provisions of Section 5.01 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Ordinary Share, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto.  Neither the Trustee, subject to the provisions of Section 5.01 hereof, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.01 hereof, and any Conversion Agent shall not be

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responsible or liable for any failure of the Company to comply with any of the covenants of the Company or the Guarantor contained in this Article.

ARTICLE 13
[RESERVED]

ARTICLE 14
OTHER PROVISIONS OF GENERAL APPLICATION

Section 14.01.    Trust Indenture Act Controls.  This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

Section 14.02.    Notices.  Any notice or communication to the Company, the Guarantor or the Trustee is duly given if in writing and delivered in person, by facsimile, or mailed by first-class mail to the address set forth below:

(a)                if to the Company:

c/o M-Systems Flash Disk Pioneers Ltd.

7 Atir Yeda St.
Kfar-Saba 44425
Israel
Attn:  General Counsel

Fax No.:  + 972-3-548-8666

(b)               if to the Guarantor:

7 Atir Yeda St.
Kfar-Saba 44425
Israel
Attn:  General Counsel
Fax No.:  + 972-3-548-8666

(c)                if to the Trustee:

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, California 90017
Attn:  Corporate Trust Administration
Fax No.:  (213) 630-6298

The Company, the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

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Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company or the Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

Section 14.03.    Communication by Holders with Other Holders.  Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Securities or this Indenture.  The Company, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 14.04.    Acts of Holders of Securities.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by:

(1)               one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;
(2)               the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article 8; or
(3)               a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor.  Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 5.01 hereof) conclusive in favor of the Trustee, the Guarantor and the Company if made in the manner provided in this Section.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 8.06 hereof.

(b)               The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

(c)                The principal amount and serial numbers of Securities held by any Person, and the date of such Person holding the same, shall be proved by the Register.

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(d)               Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 14.05.    Certificate and Opinion as to Conditions Precedent.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous.  Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee an Officer`s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate need be furnished.

Section 14.06.    Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)               a statement that each individual signing such certificate or opinion on behalf of the Company or the Guarantor has read such covenant or condition and the definitions herein relating thereto;

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(2)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)               a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)               a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 14.07.    Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.08.    Successors and Assigns.  All covenants and agreements in this Indenture by the Company and the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 14.09.    Severability Clause.  In case any provision in this Indenture, the Guarantee or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.10.    Benefits of Indenture.  Nothing contained in this Indenture, the Guarantee or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

Section 14.11.    Governing Law.  THIS INDENTURE, THE GUARANTEE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.12.    Submission to Jurisdiction; Consent to Service; Waivers.  The parties hereby submit to the non-exclusive jurisdiction of any federal or state court sitting in New York City solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or, in the case of the Guarantor, with respect to any Securities and/or the Guarantee. Each of the Guarantor and the Company hereby:

(i)                  agrees that, as long as any of the Securities remain Outstanding or the parties hereto have any obligation under this Indenture, it shall have an authorized agent in the United States upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to it shall to the extent permitted by law be deemed in every respect effective service of process upon it in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. Each of the Guarantor and the Company hereby appoints M-Systems, Inc.

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as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent;

(ii)                irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any federal or state court sitting in New York City and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum;

(iii)               irrevocably agrees that the final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment;

(iv)              irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this Indenture or the Guarantee, no immunity (to the extent that it may now or hereafter exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by each of the Company and the Guarantor to the fullest extent permitted by law; and

(v)                irrevocably waives any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Indenture, the Guarantee or the Securities or any transaction related hereto or thereto.

Section 14.13.    Counterparts.  This instrument maybe executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

Section 14.14.    Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, Purchase Date, Put Purchase Date, or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert such Security shall not be a Business Day at any Place of Payment or Place of Conversion, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest (including Liquidated Damages and Additional Tax Amounts, if any) or principal or conversion of the Securities, need not be made at such Place of Payment or Place of Conversion on such day, but may be made on the next succeeding Business Day at such Place of Payment or Place of Conversion with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or on such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Purchase Date, Put Purchase Date, Redemption Date or Stated Maturity, as the case may be.

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Section 14.15.    Recourse Against Others.  No recourse for the payment of the principal of or interest (including Liquidated Damages and Additional Tax Amounts, if any) on any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

Section 14.16.    Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Remainder of Page Intentionally Left Blank]

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

M-SYSTEMS FINANCE INC., as the Issuer

Name:

Title:

M-SYSTEMS FLASH DISK PIONEERS LTD., as Guarantor

Name:

Title:

M-SYSTEMS, INC., (solely in respect of Section 14.12)

Name:

Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as the Trustee

Name:

Title:

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EXHIBIT A

FORM OF SECURITY

[FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO  M-SYSTEMS FINANCE INC. (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

(1) This legend should be included only if the Security is issued in global form.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF M-SYSTEMS FINANCE INC. AND M-SYSTEMS FLASH DISK PIONEERS LTD. THAT (A) THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (B) THE HOLDER WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY ORDINARY SHARES

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ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESTRICTIONS REFERRED TO IN (A) AND (B) ABOVE.

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M-SYSTEMS FINANCE INC.

1.0% Convertible Senior Notes due 2035

CUSIP No. M 7061C100

$75,000,000

M-SYSTEMS FINANCE INC., a Cayman Islands exempted company (the "Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of U.S. Dollars Seventy Five Million Dollars ($75,000,000) on March 15, 2035, or such greater or lesser amount as is indicated on the Schedule of Exchanges of the Notes.

Interest Payment Dates:  September 15 and March 15, commencing September 15, 2005.

Regular Record Dates:  September 1 and March 1.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officer.

M‑SYSTEMS FINANCE INC.

By:

Name:

Title:

Trustee`s Certificate of Authentication

This is one of the 1.0% Convertible Senior Notes due 2035 described in the within-named Indenture.

The Bank of New York Trust Company, N.A., as Trustee

By:

Authorized Signatory

Dated:

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REVERSE OF SECURITY

M-SYSTEMS FINANCE INC.

1.0% Convertible Senior Notes due 2035

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Principal and Interest.  M-Systems Finance Inc., a Cayman Islands exempted company (the "Company"), promises to pay interest on the principal amount of this Security at the Interest Rate from the date of issuance until repayment at Maturity, redemption or purchase.  The Company shall pay interest on this Security semiannually in arrears on March 15 and September 15 of each year (each an "Interest Payment Date"), commencing September 15, 2005.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

Subject to Section 2.17 of the Indenture, a Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date.  A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest (including Liquidated Damages and Additional Tax Amounts, if any) on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date.  However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest (excluding Liquidated Damages and Additional Tax Amounts, if any) on the principal amount of such Security so converted (but excluding any Defaulted Interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion.  Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.04 of the Indenture on a Redemption Date after such Regular Record Date and on or prior to the next succeeding Interest Payment Date (or on or between March 15, 2008 and March 20, 2008 or on or between March 15, 2010 and March 20, 2010) or (b) with respect to which the Company has specified a Purchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, in either case, shall be entitled to receive such interest and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

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In accordance with the terms of the Registration Rights Agreement, during the first 90 days following an event requiring the payment of Registration Default Damages (as defined in the Registration Rights Agreement), the Interest Rate borne by this Security shall be increased by 0.25%.  From and after the 91st day following such Registration Default, the Interest Rate borne by this Security shall be increased by 0.50%.  In no event shall the Interest Rate borne by this Security be increased by more than 0.50%.

Any amount of additional interest shall be payable in cash semiannually, in arrears, on each Interest Payment Date and shall cease to accrue on the date the Registration Default is cured.  The Holder of this Security is entitled to the benefits of the Registration Rights Agreement.

2. Method of Payment.  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Principal of and interest on, Global Securities shall be payable to the Depositary in immediately available funds.

Principal of Physical Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee.  Interest on Physical Securities shall be payable by (i) U.S. Dollar check drawn on a bank located in the city where the Corporate Trust Office of the Trustee is located mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds.

3. Paying Agent and Registrar.  Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without notice to any Holder.

4. Indenture.  The Company issued this Security under an Indenture, dated as of March 23, 2005 (the "Indenture"), between the Company, the Guarantor, M‑Systems, Inc. and The Bank of New York Trust Company, N.A., as trustee (the "Trustee").  The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA").  This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5. Redemption.  (a)  Provisional Redemption.  The Securities may be redeemed in cash at the election of the Company, in whole or in part from time to time, at any time beginning on March 15, 2008 and prior to March 15, 2010, upon notice as set forth in the Indenture at a Provisional Redemption Price equal to 100% of the principal amount of the Securities redeemed plus accrued but unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) thereon, if any, to, but excluding the Provisional Redemption Date if:  (1) the Last

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Reported Sale Price of the Ordinary Shares has exceeded 130% of the then applicable Conversion Price, for at least 20 Trading Days in any period of 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of redemption pursuant to the Indenture, and (2) if the redemption occurs prior to March 23, 2007, a registration statement covering resales of the Securities and the Ordinary Shares issuable upon conversion thereof is effective and  available for use and is expected to remain effective for the 30 days following the Provisional Redemption Date unless registration is no longer required.

(b) On and after March 15, 2010, the Company may, at its option, redeem the Securities in whole or in part from time to time, upon notice as set forth in the Indenture at the Optional Redemption Price of 100% of the principal amount of the Securities redeemed, plus any accrued but unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) thereon, if any, to, but excluding, the Optional Redemption Date.

If fewer than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed from the Outstanding Securities by the methods as provided in the Indenture.  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Security).  Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

On and after the applicable Redemption Date, interest shall cease to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the applicable Redemption Price and accrued and unpaid interest.

Notice of redemption shall be given by the Company to the Holders as provided in the Indenture.

6. Purchase Rights.

(a)                Purchase Right Upon a Fundamental Change.  In the event that a Fundamental Change shall occur, each Holder shall have the Purchase Right, at the Holder`s option, to require the Company to purchase, and upon the exercise of such right in accordance with Section 11.03 of the Indenture the Company shall purchase, all of such Holder`s Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or a multiple thereof (provided, however, that no single Security may be purchased in part unless the portion of the principal amount of such Security to be Outstanding after such purchase is equal to $1,000 or multiple thereof), on the Purchase Date that is 45 days after the date of the Company Notice at a Purchase Price of 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest (including Liquidated Damages and Additional Tax Amounts, if any) thereon, to, but excluding,

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the Purchase Date, provided, however, that installments of interest on Securities whose Stated Maturity is prior to or on the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.01 of the Indenture.

A Company Notice shall be given by the Company to the Holders as provided in the Indenture.  To exercise a Purchase Right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

(b)               Purchase by the Company at the Option of the Holder.  Subject to the terms and conditions of the Indenture, each Holder shall have the right to require the Company to purchase all or a portion (in principal amounts of $1,000 or integral multiples thereof) of its Securities on a Put Purchase Date, at 100% of the principal amount of the Securities to be so purchased, plus any accrued and unpaid interest thereon (including Liquidated Damages and Additional Tax Amounts, if any) thereon, to, but excluding the Put Purchase Date, provided however, that installments of interest on Securities whose stated Maturity is prior to the Put Purchase Date shall be payable to the Holders of such Securities, or any one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.01 of the Indenture.

(c)                Company Notice.  On or before the twentieth (20th) Business Day prior to each Put Purchase Date, the Company shall provide to the Trustee, the Paying Agent and to all Holders at their respective addresses as shown on the Register, and to beneficial owners of the Securities where required by applicable law, a notice as provided in the Indenture.  The Company will be required to purchase only Securities with respect to which a Holder has delivered a Purchase Notice in accordance with the terms and conditions of the Indenture and subject to the satisfaction of the other conditions set forth in the Indenture.

7. Conversion Rights.  (a) Subject to and upon compliance with the provisions of the Indenture, the Holder of Securities shall be entitled, at such Holder`s option, at any time before the close of business on March 15, 2035, to convert the Holder`s Securities (or any portion of the principal amount hereof which is $1,000 or a multiple thereof), at the principal amount thereof or of such portion thereof into duly authorized, fully paid Ordinary Shares of the Guarantor at the Conversion Rate in effect at the time of conversion.

(b) In the case of a Security (or a portion thereof) called for redemption, such conversion right in respect of the Security (or such portion thereof) so called shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.  If a Holder exercises its Purchase Right or Put Purchase Right with respect to a Security (or a portion thereof), such conversion right in respect of the Security (or portion thereof) shall expire at the close of business on the Business Day preceding the Purchase Date or Put Purchase Date, as applicable.

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(c) Each $1,000 principal amount of the Securities shall initially be convertible into 35.1328 Ordinary Shares (referred to as the "Conversion Rate").  The Conversion Rate shall be adjusted under certain circumstances as provided in the Indenture.

(d) To exercise the conversion right, the Holder must surrender the Security (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company.  Any Security surrendered for conversion during the period between the close of business on any Regular Record Date and the opening of business on the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest (excluding Liquidated Damages and Additional Tax Amounts, if any) payable on such Interest Payment Date by the Company on the principal amount of the Security being surrendered for conversion (but excluding any overdue interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion).  Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.04 of the Indenture on a Redemption Date after such Regular Record Date and on or prior to the next succeeding Interest Payment Date (or on or between March 15, 2008 and March 20, 2008 or on or between March 15, 2010 and March 20, 2010) or (b) with respect to which the Company has specified a Purchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, in either case, need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

(e) No fractional Ordinary Shares shall be issued upon conversion of any Securities.  Instead of any fractional Ordinary Shares which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

8. Denominations; Transfer; Exchange.  The Securities are issuable in registered form, without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

In the event of a redemption in part, the Company shall not be required (a) to register the transfer of, or exchange, Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, or (b) to register the transfer of, or exchange, any such Securities, or portion thereof, called for redemption.

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In the event of redemption, conversion or purchase of the Securities in part only, a new Security or Securities for the unredeemed, unconverted or unpurchased portion thereof shall be issued in the name of the Holder hereof.

9. Persons Deemed Owners.  The registered Holder of this Security shall be treated as its owner for all purposes.

10. Unclaimed Money.  The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

11. Discharge Prior to Redemption or Maturity.  Subject to certain conditions contained in the Indenture, the Company and the Guarantor may discharge their obligations under the Securities and the Indenture if (1) (a) all of the Outstanding Securities have become due and payable or shall become due and payable at their scheduled Maturity within one year or (b) all of the Outstanding Securities are scheduled for redemption within one year, and (2) the Company shall have deposited with the Trustee an amount in cash sufficient to pay the principal of and interest on, all of the Outstanding Securities on the date of Maturity or redemption, as the case may be.

12. Amendment; Supplement; Waiver.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture).  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company and the Guarantor, which is absolute and unconditional, to pay the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

13. Defaults and Remedies.  The Indenture provides that an Event of Default with respect to the Securities occurs when any of the following occurs:

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(a) the Company fails to pay when due the principal on any of the Securities when it becomes due and payable, at Maturity, upon redemption or exercise of a Purchase Right or Put Purchase Right or otherwise; or

(b) the Company fails to pay on installment of interest (including Liquidated Damages and Additional Tax Amounts, if any) on any of the Securities when it becomes due and payable and such default continues for a period of 30 days; or

(c) the Guarantor fails to perform its obligations under the Guarantee; or

(d) the Guarantor fails to deliver Ordinary Shares when those Ordinary Shares are required to be delivered following conversion of a Security in accordance with the provisions of Article 12 of the Indenture and that failure continues for 10 days; or

(e) either the Company or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture and the failure continues for a period of 60 days after written notice of such failure requiring the Company and the Guarantor, respectively, to remedy the same, shall have been given to the Company and the Guarantor by the Trustee or to the Company and to the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

(f) (i) the Company or the Guarantor fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness of the Company or the Guarantor for borrowed money in an amount in excess of $10,000,000, or (ii) there is an acceleration of any Indebtedness of the Company or the Guarantor for borrowed money in an amount in excess of $10,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice is given to the Company and the Guarantor by the Trustee or to the Company and the Guarantor and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

(g) either the Guarantor or the Company fails, within 30 days after the occurrence of a Fundamental Change, to give to each Holder of Securities notice pursuant to Section 11.03 of the Indenture; or

(h) there are certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor as specified in the Indenture.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14. Authentication.  This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

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15. Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (=Uniform Gifts to Minors Act).

16. Additional Rights of Holders of Registrable Securities.  In addition to the rights provided to Holders under the Indenture, Holders of Registrable Securities shall have all the rights set forth in the Registration Rights Agreement.

17. CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law.  The Indenture and this Security shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Successor Entity.  In the event a successor entity assumes all the obligations of the Company under this Security (and the Guarantor`s obligations under the Guarantor as otherwise permitted under the Indenture), pursuant to the terms hereof and of the Indenture, the Company shall be released from all such obligations.

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[REVERSE OF SECURITY - ENDORSEMENT]

M-Systems Flash Disk Pioneers Ltd. (the "Guarantor") hereby unconditionally and irrevocably guarantees to the Holder of this Security (i) the due and punctual payment of the principal of and interest (including Liquidated Damages and Additional Taxes, if any) on this Security, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Security and of the Indenture and (ii) any other obligations the Company may have under the Indenture or the Registration Rights Agreement.  This Guarantee is a guarantee of payment not of collection.  The Guarantor agrees that in the case of default by the Company in the payment of any such principal or interest (including Liquidated Damages and Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same.  The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, the Indenture or the Registration Rights Agreement, any invalidity, irregularity or unenforceability of this Security (or the Indenture or the Registration Rights Agreement), any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.  The Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the Indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Security except by payment in full of the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on this Security.  An Event of Default under the Indenture or this Security shall constitute an event of default under this Guarantee, and shall entitle the Holder of this Security to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

The Guarantor shall be subrogated to all rights of the Holders of this Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Liquidated Damages and Additional Tax Amounts, if any) on this Security shall have been paid in full.

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The Guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, M-Systems Flash Disk Pioneers Ltd. has caused the Guarantee to be signed manually or by facsimile by its duly authorized officer.

M-SYSTEMS FLASH DISK PIONEERS LTD.

By

Name:
Title:

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ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed:  (I) or (we) assign and transfer this Security to:

(Insert assignee`s soc. sec. or tax ID. no.)

(Print or type assignee`s name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated

Your Name:

(Print your name exactly as it appears on the face of this Security)

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

In connection with any transfer of this Security occurring prior to the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising:

[Check One]

(a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

(b) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.

Or

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(c) this Security is being transferred other than in accordance with (a) or (b) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.07, 2.08 and 2.09 of the Indenture shall have been satisfied.

Dated:

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned`s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE:  To be executed by an executive officer

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED.

The undersigned represents and warrants that the transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the undersigned further certifies that (A) the transfer is not being made to a person in the United States and (1) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither

____ 112 ____

such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (B) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act; (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and (D) if the proposed transfer is not being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person.

Dated:

NOTICE: To be executed by an executive officer

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CONVERSION NOTICE

TO: M‑SYSTEMS FINANCE INC.

c/o M‑Systems Flash Disk Pioneers Ltd.

7 Atir Yeda St.

Kfar-Saba 44425

Israel

Attention:  Chief Financial Officer
Fax:  + 972-3-548-8666

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) below designated, into the Guarantor`s Ordinary Shares in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If shares or any portion of this Security not converted is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  Any amount required to be paid to the undersigned on account of interest accompanies this Security.

Dated:

Your Name:

(Print your name exactly as it appears on the face of this Security)

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

Social Security or other
Taxpayer Identification
Number:

Principal amount to be converted (if less than all):  $

*   Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

In connection with any conversion of this Security occurring prior to the end of the period referred to in Rule 144(k) under the Securities Act, if any Ordinary Shares of the Guarantor are to be issued upon conversion of this Security are to be registered in a name other than that of the undersigned registered owner, the undersigned confirms that without utilizing any general solicitation or general advertising:

[Check One]

(a) this Security and the Ordinary Shares to be issued upon conversion of this Security are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

(b) this Security and the Ordinary Shares to be issued upon conversion of this Security are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.

(c) this Security and the Ordinary Shares to be issued upon conversion of this Security are being transferred other than in accordance with (a) or (b) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security or the Ordinary Shares to be issued upon conversion of this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.07, 2.08 and 2.09 of the Indenture shall have been satisfied.

TO BE COMPLETED BY TRANSFEREE IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantor as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is

____ 115 ____

aware that the transferor is relying upon the undersigned`s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

____ 116 ____

TO BE COMPLETED BY TRANSFEREE IF (b) ABOVE IS CHECKED.

The undersigned represents and warrants that the transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the undersigned further certifies that (A) the transfer is not being made to a person in the United States and (1) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (B) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act; (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and (D) if the proposed transfer is not being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person.

Dated:

NOTICE: To be executed by an executive officer

____ 117 ____

NOTICE OF EXERCISE OF PURCHASE RIGHT

TO: M‑SYSTEMS FINANCE INC.

c/o M‑Systems Flash Disk Pioneers Ltd.

7 Atir Yeda St.

Kfar-Saba 44425

Israel

Attention:  Chief Financial Officer
Fax:  + 972-3-548-8666

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from M‑Systems Finance Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and/or the Guarantor and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with interest (including Liquidated Damages and Additional Tax Amounts, if any) accrued and unpaid to, but excluding, such date, to the registered holder hereof, in cash.

Dated:

Your Name:

(Print your name exactly as it appears on the face of this Security)

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

Social Security or other
Taxpayer Identification
Number:

Principal amount to be converted (if less than all):  $

*   Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Serial Number:

Certificate Number (if Physical Security):

____ 118 ____

SCHEDULE OF EXCHANGES OF NOTES (1)

The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee

(1) This schedule should be included only if the Security is issued in global form.

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SCHEDULE OF EXCHANGES OF NOTES (2)

The following exchanges, redemptions, repurchases or conversions of a part of this Global Security for Physical Securities have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee

(2) This schedule should be included only if the Security is issued in global form.

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